UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MEDIFAST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting

and Proxy Statement

Annual Meeting of Stockholders

Thursday, May 18, 2017

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS OF MEDIFAST, INC.

TO BE HELD ON THURSday, May 18, 2017

April 7, 2017

TO THE STOCKHOLDERS OF MEDIFAST, INC.:

Notice is hereby given that the 2017 annual meeting of stockholders (the “Annual Meeting”) of Medifast, Inc. (the “Company” or “Medifast”) will be held on Thursday, May 18, 2017, at 4:30 p.m. EDT, at the Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect nine nominees to the Board of Directors to serve for a one year term expiring in 2018;

2.	To approve the Amended and Restated 2012 Stock Incentive Plan;

3.	To ratify the appointment of RSM US LLP (“RSM”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

5.	To approve, on an advisory basis, the frequency of the advisory vote on executive compensation; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Doors to the Annual Meeting will open at 4:00 p.m. EDT. Stockholders of record at the close of business on March 23, 2017 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that for security reasons, before being admitted you must present your proof of stock ownership (or if you hold your shares in street name, a signed legal proxy from your bank, broker or other nominee giving you the right to vote your shares) and valid photo identification at the door. All hand-carried items will be subject to inspection, and any bags, briefcases, or packages must be checked at the registration desk prior to entering the meeting room.

Jason L. Groves, Esq.
Executive Vice President, General Counsel and Corporate Secretary

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible by telephone, via the Internet or by completing, dating, signing and returning a proxy card to ensure your shares are voted, or, if you hold your shares in street name, by following the instructions provided by your bank, broker or other nominee. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Our Annual Meeting

Logistics

Date and Time	Place
May 18, 2017 4:30 p.m., EDT	Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202

Record Date	Who Can Vote
March 23, 2017	Holders of our common stock are entitled to vote on all matters

Agenda

Item	Proposals	Board Vote Recommendation	Page #
1	Elect nine nominees to the Board of Directors to serve for a one year term expiring in 2018	✓ FOR each director nominee	6
2	Approve the Amended and Restated 2012 Stock Incentive Plan	✓ FOR	47
3	Ratify the appointment of RSM as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017	✓ FOR	52
4	Approve, on an advisory basis, the compensation of the Company’s named executive officers	✓ FOR	56
5	Approve, on an advisory basis, the frequency of the advisory vote on executive compensation	✓ ONCE EVERY YEAR	57

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Our Board of Directors

Board Nominees

Name	Age at Annual Meeting	Director Since	Independent	Committee Memberships
Jeffrey J. Brown	56	2015	✓	Audit, Mergers, Executive, *, +
Kevin G. Byrnes	69	2013	✓	Audit, Mergers (Chair), +
Daniel R. Chard	52	2016
Charles P. Connolly	68	2006	✓	Audit (Chair), Mergers, +
Constance J. Hallquist	53	2015	✓	NCG (Chair)
Michael C. MacDonald	63	1998		Executive (Chair), ²
Carl E. Sassano	67	2013	✓	CC (Chair), Executive
Scott D. Schlackman	59	2015	✓	CC, NCG
Glenn W. Welling	46	2015	✓	CC, Mergers

✓	Independent Director	²	Chairman of the Board

Audit	Audit Committee	NCG	Nominating/Corporate Governance Committee

CC	Compensation Committee	+	Audit Committee Financial Expert

Executive	Executive Committee	*	Lead Independent Director

Mergers	Special Mergers & Acquisitions Committee

2016 Business Highlights and Performance Overview

2016 was a year of focused execution of our business plan and pursuit of growth strategies. Our disciplined approach to the management of our business resulted in an increase in our revenues for the first time since 2013 and an increase in our profitability year-over-year. In addition, we raised our quarterly dividend from $0.25 per share to $0.32 per share. These successes provided strong returns for our stockholders, with total shareholder return of approximately 41% during 2016.

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Corporate Governance

Our Governance Highlights

Good governance is a critical part of our corporate culture. The following provides and overview of certain of our governance practices:

Board of Directors	Board Alignment with Stockholders
Majority vote for director elections	Annual equity grants align interests of directors and officers with stockholders
Lead Independent Director	Stock ownership requirements for officers and directors
All directors are expected to attend the Annual Meeting	Active Stockholders engagement

Board Composition	Compensation
Number of independent directors – 8, reducing to 7	Executive compensation is tied to performance – 81% of target pay for our Executive Chairman is performance-based
Diverse Board with different backgrounds, experience and expertise, as well as balanced mix of ages and tenure of service	93% of equity awards granted to our new Chief Executive Officer vest based on Company performance
Unclassified board of directors	Claw back policy
All members of the Audit Committee qualify as financial experts	Anti-hedging and anti-pledging policies for directors and officers
No 280G golden parachute tax gross-ups
Board Processes	No excessive perquisites
Independent directors meet without management present	Our 2012 Plan prohibits repricing and includes a double-trigger in the event of a Change in Control
Annual Board and Committee self-assessments	No supplemental retirement benefits for executives
Board orientation program	New long-term incentive awards include performance-based awards that vest over a three-year performance period
Corporate Governance guidelines approved by Board	Dividends are only paid for equity awards to the extent that the underlying shares are vested or earned
Board plays active role in risk oversight
Full Board regularly reviews succession planning

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Corporate Governance Documents

You will find current copies of the following corporate governance documents on our website at https://ir.medifastnow.com/governance/governance-documents/default.aspx:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/Corporate Governance Committee Charter

•	Special Merger and Acquisitions

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Medifast.

Stockholders of record, who hold shares registered in their name, can vote:

•	Over the Internet at www.astproxyportal.com/ast/08676 by following the instructions provided in the Notice.

•	By telephone, by dialing 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions.

•	If you have requested a paper copy of the proxy materials (including the proxy card), by completing, signing and returning the proxy card in the envelope provided.

If you hold your shares in street name, you may instruct your bank, broker or other nominee to vote your shares by following the instructions that your broker or nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet.

The deadline for voting online or by telephone is 11:59 a.m. EDT on May 17, 2017. If you vote by mail, your proxy card must be received before the annual meeting.

Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the annual meeting. Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible.

See the “Questions and Answers About the Annual Meeting and Voting” section for more details.

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PROXY STATEMENT

April 7, 2017

2017 Annual Meeting

The 2017 Annual Meeting of Stockholders of Medifast, Inc. (the “Annual Meeting”) will be held at 4:30 p.m. EDT on Thursday, May 18, 2017, for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Stockholders. The Annual Meeting will be held at the Four Seasons Hotel Baltimore, 200 International Drive, Baltimore, Maryland 21202. This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be used at the Annual Meeting and at any adjournment or postponement of the meeting. We refer to Medifast, Inc. in this Proxy Statement as “we,” “us,” “our,” the “Company” or Medifast.

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you.

Questions and Answers About the Annual Meeting and Voting

Why am I receiving these proxy materials?

We are providing this Proxy Statement and additional proxy materials in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, or at any adjournment or postponement thereof.

What is included in the proxy materials?

The proxy materials consist of: (1) the Notice of 2017 Annual Meeting of Stockholders of Medifast, Inc.; (2) this Proxy Statement for the Annual Meeting; and (3) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report”).

If you request printed versions of the proxy materials by mail, these proxy materials will also include the proxy card or voting instruction form for the Annual Meeting.

How is Medifast distributing the proxy materials?

We are utilizing a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders a notice regarding Internet availability of proxy materials (“Notice”). Instructions on how to access the proxy materials over the Internet or how to request a paper copy of our proxy materials may be found in the Notice. If you have received a Notice and you would prefer to receive the proxy materials in printed form by mail or electronically by email, please follow the instructions contained in the Notice.

The Notice was first mailed to stockholders on or about April 7, 2017. An electronic copy of the proxy materials was first made available to stockholders on or about April 7, 2017 at www.astproxyportal.com/ast/08676 for registered holders of our common stock and at www.proxyvote.com for beneficial holders of our common stock.

The SEC rules that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all stockholders. We may choose to send certain stockholders the Notice, while sending other stockholders a full set paper copy of our proxy materials.

What shares may I vote?

You may vote all of the shares of our common stock that you owned as of the close of business on March 23, 2017 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a bank, broker or other nominee at the close of business on the Record Date.

Each share of our common stock is entitled to one vote. On the Record Date, there were 11,920,783 shares of our common stock issued and outstanding.

What matters will be voted on at the Annual Meeting?

There are five matters on which a vote is scheduled at the Annual Meeting:

1.	The election of 9 nominees to the Board to serve for a one year term expiring at the 2018 annual meeting of stockholders (Proposal 1);

2.	Approval of the Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) (Proposal 2);

3.	The ratification of the appointment of RSM US LLP (“RSM”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Fiscal Year 2017”) (Proposal 3);

4.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 4); and

5.	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (Proposal 5).

We will also consider and vote upon any other business properly brought before the Annual Meeting.

What is the quorum requirement for the Annual Meeting?

For business to be conducted at the Annual Meeting, a quorum must be present or represented by proxy. Under our Bylaws, the presence of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business. The number of outstanding shares of our common stock entitled to vote at the Annual Meeting is determined as of the Record Date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Medifast stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares of our common stock are owned directly in your name with Medifast’s transfer agent, American Stock Transfer and Trust Company, LLC (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares of our common stock are held through a bank, broker or other nominee, you hold those shares in street name and are considered the beneficial owner of those shares. Your bank, broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

What are my voting choices for each matter, and how does the Board recommend that I vote?

Proposal		Voting Choices	Board Recommendation
1	Election of the 9 nominees named in this Proxy Statement to serve on the Company’s Board as directors for a one year term expiring at the 2018 annual meeting of stockholders	With respect to each director nominee: For Against Abstain	For election of all 9 director nominees

2	Approve 2012 Plan	For Against Abstain	For

3	Ratification of the appointment of RSM as our independent registered public accounting firm for 2017	For Against Abstain	For

4	Approve on advisory basis the Company’s executive compensation	For Against Abstain	For

5	Approve on an advisory basis the frequency of future advisory votes on executive compensation	Once Every Year Every 2 Years Once Every 3 Years	Once Every Year

What vote is needed to elect directors?

Each of the nominees receiving the affirmative vote of a “majority of the votes cast” will be elected to serve as a director. “A majority of the votes cast” with respect to the election of directors means that the number of votes cast “FOR” a director’s election exceeds fifty percent of the number of votes cast with respect to that director’s election. Abstentions by stockholders and broker non-votes will have no effect on the outcome of this proposal.

What vote is required in order for the other matters to be voted upon at the Annual Meeting to be adopted?

Proposal		Voting Requirements	Effect of Abstentions	Effect of Broker Non-Votes
2	Approval of the 2012 Plan	Affirmative Vote of Majority of Votes Cast	No effect on outcome	No effect on outcome

3	Ratification of the appointment of RSM as our independent registered public accounting firm for 2017	Affirmative Vote of Majority of Votes Cast	No effect on outcome	Not applicable – brokers are permitted to vote on this matter without specific instruction from the beneficial owner

4	Advisory approval of the Company’s executive compensation	Affirmative Vote of Majority of Votes Cast	No effect on outcome	No effect on outcome

5	Advisory approval of the frequency of future advisory votes on executive compensation	Affirmative Vote of Majority of Votes Cast	No effect on outcome	No effect on outcome

How can I vote my shares in person at the Annual Meeting?

You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you may vote the shares in person at the Annual Meeting only if you have obtained a signed legal proxy from your bank, broker or other nominee (i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted regardless of attendance. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

If you need directions to the Annual Meeting, please call the Four Seasons Hotel Baltimore at (410) 576-5800. Directions can also be found at http://www.fourseasons.com/baltimore/destination/directions_and_maps/.

What do I need to attend the Annual Meeting?

You must present both proof of stock ownership and valid photo identification to attend the Annual Meeting. If you hold shares through an account with a bank, broker or other nominee, contact your nominee to request a legally valid proxy from the record owner record and this will serve as your proof of stock ownership.

If you do not have proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting. Please also note that the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is strictly prohibited at the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your bank, broker or other nominee.

If you are a stockholder of record, you may vote your shares by any one of the following methods:

•	By Mail — The Notice includes directions on how to request paper copies of this Proxy Statement, the 2016 Annual Report and a proxy card. Once you receive a paper proxy card, you may vote your shares by signing and dating each proxy card that you receive and returning it in the prepaid envelope prior to the Annual Meeting. Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

•	Over the Internet — You may vote your shares online at www.astproxyportal.com/ast/08676 by following the instructions provided in the Notice. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy card. Internet voting will be available until 11:59 p.m. EDT on May 17, 2017.

•	By Telephone — You may vote by telephone by dialing 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions. Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy card. Telephone voting will be available until 11:59 p.m. EDT on May 17, 2017.

If you hold your shares in street name, you may instruct your bank, broker or other nominee to vote your shares by following the instructions that your broker or nominee provides to you. Most brokers offer voting by mail, by telephone and on the Internet.

What happens if I abstain from Voting?

If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of any proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker submits a proxy to the Company that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals, and does not have discretionary authority to vote in the absence of instructions. Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposals 1, 2, 4 and 5.

May I change my vote or revoke my proxy?

Yes, stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a proxy, a stockholder must file a written notice of revocation with the Company, deliver a duly executed proxy card bearing a later date than the original submitted proxy card, submit voting instructions again by telephone or the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote your shares. If you hold shares in street name, you must contact your bank, broker or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

How will my shares be voted?

If you specify a voting choice, your shares will be voted in accordance with that choice. If you sign, but do not indicate your voting preferences, then the persons named as proxies by our board of directors, Michael C. MacDonald and Jason L. Groves (the “Named Proxies”), will vote your shares in accordance with the recommendations of the Board.

If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to routine matters. The ratification of RSM (Proposal 3) is considered a routine matter under applicable rules. Your broker does not have discretionary authority to vote your shares on non-routine matters. The election of directors (Proposal 1), the approval of the 2012 Plan (Proposal 2), the advisory vote on executive compensation (Proposal 4), and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 5) are considered non-routine matters under applicable rules. Therefore, there may be “broker-non-vote” with respect to these matters. See “What is a broker non-vote?” for more information.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. To ensure that all of your shares are voted, please vote as instructed in each Notice or sign and return each proxy card (if you have requested and received paper copies of this Proxy Statement and a proxy card or voting instruction form). If you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction form you receive.

Are voting records confidential?

We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements, and in other limited circumstances such as proxy contests.

How does the Company solicit proxies?

We are providing this Proxy Statement and other proxy materials in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting or at the adjournment or postponement thereof. We will bear the cost of the solicitation of proxies. The Company has retained MacKenzie Partners, Inc. to assist in soliciting proxies from stockholders and we will pay a fee estimated at $9,500, plus expenses, for such services. In addition, solicitation may be made by our directors, officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting, and publish final results in a Current Report on Form 8-K following the Annual Meeting.

PROPOSAL 1 ELECTION OF DIRECTORS

The Board is currently composed of ten directors. The Board has approved a decrease in the number of directors from ten to nine to take effect immediately prior to the Annual Meeting. The Board has nominated nine of the current directors, upon recommendation of the Nominating/Corporate Governance Committee, for election as directors with terms expiring at 2018 annual meeting. Jorgene K. Hartwig will not stand for re-election at the Annual Meeting. Each of the nine nominees for election to the Board has been previously elected to the Board by stockholders, except for Daniel R. Chard. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the Named Proxies will vote shares represented by proxies at the Annual Meeting for the election of such persons as shall be designated by the Board.

The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the first year elected as a director, are set forth below. Certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness as a whole are also described below.

DIRECTOR NOMINEES

Jeffrey J. Brown

Mr. Brown serves as a member of the Audit Committee, Executive Committee and Mergers & Acquisitions Committee. He has also served as Lead Director of the Company since June 2015. Mr. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC (“BEP”), which provides capital to management teams and companies needing equity capital.  Prior to founding BEP in 2007, Mr. Brown served as a founding partner and primary deal originator of the venture capital and private equity firm Forrest Binkley & Brown (“FBB”) from 1993 to 2007.   In his 30 years in the investment business, Mr. Brown served on over 40 boards of directors including service on seven public company boards.  Mr. Brown has served as a director of Outerwall, Inc. (NASDAQ: OUTR), a Company that delivers automated retail spaces, since August 2016, and as a director of RCS Capital Corporation (now known as Aretec Group, Inc. (“Aretec”), since February 2014.  On January 31, 2016, Aretec and certain of its subsidiaries filed a voluntary petition for reorganization in the United States Bankruptcy Court for the District of Delaware (Case No. 16-10223), seeking relief under Chapter 11 of Title 11 of the United States Code.  Aretec emerged from bankruptcy in May 2016.  From 2011 until 2015, Mr. Brown served as a director of Midatech Pharma PLC (LSE: MTPH).  From 2014 until 2016, Mr. Brown served as a director of Nordion, Inc. (NYSE: NDZ).  From 2009 until 2011, Mr. Brown served as a director of Steadfast Income REIT, Inc.  Mr. Brown has worked at Hughes Aircraft Company, Morgan Stanley & Company, Security Pacific Capital Corporation and Bank of America Corporation.  Mr. Brown received his MBA from the Stanford University Graduate School of Business and graduated Summa Cum Laude as a Mathematics Major from Willamette University.

Qualifications: Mr. Brown brings to the Board extensive public and private company board experience and significant transactional experience. Age: 56 Director Since: 2015

Kevin G. Byrnes

Mr. Byrnes serves as Chairman for the Mergers & Acquisitions Committee and as a member of the Audit Committee. Mr. Byrnes has more than 40 years of financial experience working in the retail and commercial banking industries. He was the Chairman of the Board of Bay Bank, with assets of approximately $500 million and 12 branches located in the Baltimore metropolitan area, from 2010 to 2015. Mr. Byrnes served as President/COO and Director of Provident Bank from 2002 to 2009. Provident, acquired by M&T Bank in May 2009, was the largest independent financial institution in the Maryland and Northern Virginia marketplaces at that time, with $6.5 billion in assets, 150 branches and 1,600 employees. Prior to serving at Provident Bank, Mr. Byrnes spent 25 years with the Chase Manhattan Bank in various executive management positions. Mr. Byrnes began his career at Bankers Trust Co. in New York. He received a BBA from Pace University.

Qualifications: Mr. Byrnes brings extensive financial experience from his long career in the banking industry. Age: 69 Director Since: 2013

Daniel R. Chard

Mr. Chard has served as the Chief Executive Officer of the Company since October 2016. Prior to joining the Company, Mr. Chard served as President and Chief Operating Officer at PartyLite, an affiliate of a portfolio company of The Carlyle Group, from October 2015 to September 2016. Prior to that, Mr. Chard served as the President, Global Sales & Operations at Nu Skin Enterprises, Inc. (“Nu Skin”) from February 2006 to September 2015, and President of Nu Skin Europe from July 2004 to January 2006, and in various other roles of increasing responsibility since he joined Nu Skin in 1998. He holds a Bachelor of Arts in Economics from Brigham Young University and received his Masters of Business Administration from the University of Minnesota.

Qualifications: Mr. Chard brings to the Company’s board leadership skills and experience across operations, international, and marketing. He possesses extensive direct selling industry experience along with a strong background in consumer products.

Age: 52

Director Since: 2016

Charles P. Connolly

Mr. Connolly serves as Chairman of the Audit Committee and as a member of the Mergers & Acquisitions Committee. Mr. Connolly spent 29 years at First Union Corp., which merged with Wachovia Bank in 2001. He retired in 2001 as the President and Chief Executive Officer of First Union Corp. of Pennsylvania and Delaware. Mr. Connolly serves on the board of numerous profit and non-profit organizations. He received an MBA from the University of Chicago and an AB from Villanova University.

Qualifications: Mr. Connolly brings to the Board extensive executive experience and financial acumen derived from a lengthy executive career in the banking industry. He possesses a unique financial and risk assessment perspective into the operations and financial management of the Company. He spends significant time with our executive team, providing guidance and consultation on key metrics and performance objectives that have served Medifast well in the past few years.

Age: 68

Director Since: 2006

Constance J. Hallquist

Ms. Hallquist serves as Chairman of the Nominating/Corporate Governance Committee. Ms. Hallquist is President and Chief Executive Officer of DNA Diagnostics Center (DDC), one of the largest private DNA testing companies in the world, providing comprehensive DNA testing for paternity and family relationships, forensics, genetic traits of animals, cell line authentication, and ancestry. From 2012 to 2016, Ms. Hallquist was President of Healthy Directions, a Helen of Troy company (NASDAQ: HELE). From 2009 to 2010, she served as President of New Business Ventures, for Orchard Brands, a $1 billion catalog holding company, which in 2007 acquired Gold Violin, a multi-channel retailer providing helpful products for independent living that Ms. Hallquist founded in 2000. Prior to Gold Violin, Ms. Hallquist held the position of Managing Director at Prophet, a brand strategy consulting firm, from 1995 to 1999, where she oversaw the firm’s flagship clients including Williams-Sonoma, Audi, UBS, and Levi Strauss & Co. Prior to consulting, Ms. Hallquist worked in brand management at Kraft Foods, from 1991 to 1992. Ms. Hallquist received a BA in French Language & Literature from the University of Virginia and an MBA degree from the Darden School at the University of Virginia.

Qualifications: Ms. Hallquist brings to the Board leadership skills, and significant experience in the direct sales business model and the healthcare and nutritional supplement industry.

Age: 53

Director Since: 2015

Michael C. MacDonald

Mr. MacDonald serves as Chairman of the Executive Committee. Mr. MacDonald has served as Executive Chairman of the Board since November 2011, and was promoted to Chairman and Chief Executive Officer in February 2012. Prior to this role, Mr. MacDonald was Executive Vice President of OfficeMax, from August to October 2011, overseeing the Contract Division, a $3.6 billion division of the OfficeMax Company. Mr. MacDonald spent 33 years in sales, marketing, and general management at Xerox Corporation prior to joining OfficeMax. Among his most significant roles was leading the turnaround in North America from the years 2000-2004 as President of the North American Solutions Group, a $6.5 billion division of Xerox. In addition, Mr. MacDonald was President of Global Accounts and Marketing from 2004 to 2007, where he led the re-branding of the Xerox Corporation. Mr. MacDonald also has international experience in marketing, sales, and operations with both Xerox and OfficeMax. In addition to serving as Chairman and Chief Executive Officer of the Company, Mr. MacDonald serves on the Direct Selling Association & Direct Selling Education Foundation boards of directors. Mr. MacDonald is the Treasurer & Chairman, Finance Committee, as well as a member of Direct Selling Association’s Executive & Strategic Planning Committees. Mr. MacDonald also serves on the Jimmy V Foundation and the Archdiocese of Baltimore Catholic Community Foundation. Mr. MacDonald received his BA from Rutgers University, earned 44 MBA Credits at Iona College, and attended premier executive education courses in leadership and management at Columbia University and the 154 Advanced Management Program at Harvard University. Mr. MacDonald is the uncle of Margaret Sheetz, who resigned from the Company on April 8, 2016.

Qualifications: Mr. MacDonald brings to the Board considerable leadership skills and significant experience from large corporations. His significant leadership and management experience helps drive innovation and results.

Age: 63

Director Since: 1998

Carl E. Sassano

Mr. Sassano serves as Chairman of the Compensation Committee and as a member of the Executive Committee. Mr. Sassano is a partner in CSW Equity Partners, a small private equity investment company. He served as President of Transcat Inc. (NASDAQ: TRNS) (“Transcat”) from March 2002 to May 2006 and Chief Executive Officer of Transcat from March 2002 to April 2007. He is currently a member of the board of Transcat, and the Lead Director. He was Chairman of the Board of Transcat from October 2003 until July 2013, and executive chairman of the board of Transcat from April 2007 to May 2008. Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated from 1999 to 2000, and prior to that role held numerous positions of increasing responsibility over his 27 year career with the company. He also serves as Chairman of the board of Voiceport, one of the companies in the CSW portfolio. He received a BA from Rochester Institute of Technology and an MBA from the University of Rochester.

Qualifications: Mr. Sassano brings to the Board leadership skills and significant public corporate experience from both small companies (Transcat) and large corporations (Bausch & Lomb). He also brings a strong understanding of the issues organizations face in executing a growth strategy.

Age: 67

Director Since: 2013

Scott D. Schlackman

Mr. Schlackman serves as a member of the Compensation Committee and the Nominating/Corporate Governance Committee. Mr. Schlackman is President of Scott Schlackman Global Consulting, LLC.  From 2011 to 2013 he was President of Avon UK and Vice President of Liz Earle Products, which Avon acquired in March 2010, for the United Kingdom and Ireland.  He was Regional Vice President for Global Sales Development WEMEA and Asia Pacific Regions for Avon in 2010.  In his 24 years with Avon, Mr. Schlackman served in a variety of senior executive roles with Avon Products, Inc., a global manufacturer and marketer of beauty and related products. Mr. Schlackman received a BS from the Wharton School of the University of Pennsylvania.

Qualifications: Mr. Schlackman brings to the Board extensive executive leadership experience and expertise in the direct selling business. Age: 59 Director Since: 2015

Glenn W. Welling

Mr. Welling serves as a member of the Compensation Committee and the Mergers & Acquisitions Committee. Mr. Welling is the founder and Chief Investment Officer of Engaged Capital. He is responsible for overseeing all facets of the firm. Prior to Engaged Capital, Mr. Welling was a Principal and Managing Director at Relational Investors (“Relational”),, a $6 billion activist equity fund, from June 2008 to October 2011, where he was responsible for managing the equity fund’s consumer, healthcare and utility group and was involved in all aspects of Relational’s research process from the identification of investment ideas to the development and implementation of the engagement process with portfolio companies. Prior to Relational Investors, Mr. Welling served as a Managing Director at Credit Suisse, from February 2002 to June 2008 as the Head of the Investment Banking Department’s Advisory Business. At Credit Suisse, he built his group from two to fifty people and into one of the leading commercially focused advisory businesses on Wall Street. Mr. Welling was an advisor on over $100 billion of transactions in his last year there. Mr. Welling joined Credit Suisse when the Firm acquired HOLT Value Associates L.P. (“HOLT”), where he was a Partner and Managing Director from 1999 to 2002. At HOLT, he ran the Corporate and Alliance Services business, advising senior executives and Boards on how their decisions would be viewed and valued by institutional investors. Prior to HOLT, he was the Managing Director of Valuad U.S., a financial software and training company, from 1997 to 1999. Prior to leading Valuad U.S., Mr. Welling worked at a number of leading strategy consulting firms including A.T. Kearney and Marakon Associates. He has worked and managed businesses in the United States, Europe and Asia. Mr. Welling is a member of the Board of Directors of Jamba, Inc. (NASDAQ: JMBA), a leading restaurant retailer of better-for- you food and beverage offerings. He served on the board of ROVI Corporation (NASDAQ: ROVI), a provider of digital entertainment technology solutions, until it merged with TiVo Corporation (NASDAQ: TIVO) in September 2016, and currently serves as a director of TiVo Corporation. He also teaches executive education programs at the Wharton School of Business at the University of Pennsylvania, his alma mater, where he was a two year captain and four year letterman of the tennis team. He currently serves as the Chairman of the Board of Directors for the University’s tennis program and as a member of the Wharton Executive Education Board.

Qualifications: Mr. Welling brings to the Board financial and senior management experience, which makes him particularly qualified to serve on our Board. Age: 46 Director Since: 2015

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE NINE NOMINEES IDENTIFIED ABOVE.

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

We are required to have a majority of independent directors serving on our Board and may only have independent directors serving on each of our Audit, Compensation, and Nominating/Corporate Governance Committees pursuant to the listing rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Audit Committee and Compensation Committee, the rules and regulations existing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook an annual review of our directors’ independence. The purpose of this review was to determine whether any relationships or transactions involving our directors (including their family members and affiliates) were inconsistent with a determination that such director is independent under the independence standards prescribed by the NYSE’s listing rules and our Corporate Governance Guidelines. Our Board also considered whether our Audit Committee and Compensation Committee members continue to satisfy the independence standards prescribed for audit committee and compensation committee members by the rules and regulations of the Exchange Act.

In making its determination, the Board considered not only the criteria for independence set forth in the listing rules of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention. These related transactions, relationships or arrangements between a director (or any member of their immediate family or any entity of which such director or one of their immediate family members is an executive officer, general partner or significant equity holder) on the one hand, and Medifast or any of its subsidiaries or affiliates, on the other hand, might signal potential conflicts of interest, or might bear on the materiality of a director’s relationship to Medifast or any of its subsidiaries. The Board considered the independence issue not merely from the standpoint of the director, but also from that of the persons or organizations with which the director is affiliated.

Based on its review, our Board determined that each of the non-employee directors qualify as independent under the independence standards prescribed by the listing rules of the NYSE. Our Board also determined that each of Messrs. Brown, Byrnes, and Connolly qualify as “independent” under the independence standards for audit committee members adopted by the SEC and that each of Messrs. Sassano, Schlackman and Welling qualify as “independent” under the independence standards for compensation committee members adopted by the SEC.

Board Leadership Structure

The Board believes that there is no one best leadership structure model that is most effective in all circumstances. The Board adheres to a flexible approach to the question of whether to separate the positions of Chairman and Chief Executive Officer a will consider a variety of factors in making a decision, including, but not limited to, the current performance of the Company and the experience, knowledge and temperament of the chief executive officer. The Board remains flexible and committed to a strong corporate governance structure and board independence. The Board is committed to adopting corporate management and governance policies and strategies that promote our effective and ethical management. In this regard, the Board strongly believes that it should have maximum flexibility in deciding whether the offices of Chairman and Chief Executive Officer are combined or separate and, if separate, whether the Chairman should be an independent director or an employee.

The Board determined that it was in our best interests and our stockholders’ best interests to separate the roles of chairman and Chief executive officer on October 3, 2016, when Mr. MacDonald stepped down as chief executive officer, while remaining as Chairman, and Mr. Chard became Chief Executive Officer and a member of the Board. The Board believes that this leadership structure best serves the needs of the Company and its stockholders as Mr. Chard transitions to his new role. It effectively allocates responsibility and oversight between management and the Board. Mr. MacDonald will continue to lead the Board and act as an advisor to Mr. Chard on strategic aspects of the chief executive officer role. Mr. Chard has primary responsibility for the operational leadership and strategic direction of the Company.

Lead Director

As noted above, the Board appointed Jeffrey J. Brown, as Lead Independent Director, effective June 17, 2015. The Lead Independent Director is responsible for facilitating and coordinating the activities of the independent directors. For the purpose of balancing the interests of the stockholders and management when the CEO also serves as the Chairman of the Board, the Lead Independent Director serves as Chairman for meetings of the independent directors separate from management. The Lead Independent Director also represents the best practices regarding corporate governance, provides independent leadership to the Board, and performs such other duties and responsibilities as the Board may determine.

The principal responsibilities of the Lead Independent Director are as follows:

•	Act as the principal liaison between the independent directors of the Board and the CEO and Chairman of the Board;

•	Develop the agenda for and preside at executive sessions of the Board’s independent directors;

•	Communicate to the Chairman any and all feedback from the executive sessions;

•	Review and approve the agenda for Board meetings ;

•	Participate in the Compensation Committee’s evaluation of the CEO’s performance;

•	Respond to difficult and underperforming directors to improve the functionality of the Board;

•	Assist the Board in succession planning;

•	Preside at all meetings at which the Chairman is not present;

•	Retain the authority to call meetings of the independent directors;

•	Subject to the authority of any committee of the Board, recommend to the Board the retention of advisors and consultants who report directly to the Board;

•	As the Board determines, serve as a liaison and be available for consultation and direct communication with major stockholders;

•	Make recommendations to the Board on behalf of the independent directors; and

•	Undertake such further responsibilities that the independent directors may designate to the Lead Independent Director from time to time.

2016 Board Evaluations

The Board conducted a self-assessment of its performance and effectiveness in December 2016. As part of the process, each director completed a Board Evaluation Questionnaire. The questionnaire asked the directors to rate the Board’s effectiveness in a number of different areas and to provide other written commentary. The collective ratings and comments of the directors were compiled and presented by the Chair of the Nominating/Corporate Governance Committee to the full Board for discussion on how to improve effectiveness over the next year.

In addition, each Board committee conducted a self-evaluation of its performance for 2016, with performance criteria for each committee developed on the basis of the committee’s purpose and mission, as set forth in such committee’s charter, and, based on the results of the evaluations, developed recommendations and a follow-up plan similar to that of the Board as a whole.

Director Education

Our Board believes in continuous improvement of board effectiveness and functioning as well as individual skills and knowledge. All new directors are required to participate in our director orientation program to familiarize them with the Company’s business, strategic plans, significant financial, accounting and risk management issues, ethics and compliance programs, principal officers, and internal and independent auditors. In addition, directors are encouraged to participate in outside continuing education programs to increase their knowledge and understanding of the duties and responsibilities of directors and the Company, regulatory developments and best practices.

THE COMMITTEES OF THE BOARD

The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, the Special Mergers & Acquisitions Committee and the Executive Committee. The Board has determined that each of the members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee meets the standards of “independence” established by the NYSE as currently in effect.

The Audit Committee, the Compensation Committee, the Nomination/Corporate Governance Committee and the Special Mergers and Acquisitions Committee each operate under a charter adopted and approved by the Board. A copy of the charter for each committee can be obtained from the Company’s website (http://ir.medifastnow.com), or by sending a request to the office of General Counsel, Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117.

The following table identifies the members for each committee.

Name	Audit	Compensation	Nominating/ Corporate Governance	Special Mergers & Acquisitions	Executive
Jeffrey J. Brown	X			X	X
Kevin G. Byrnes	X			Chair
Daniel R. Chard
Charles P. Connolly	Chair			X
Constance J. Hallquist			Chair
Michael C. MacDonald					Chair
Carl E. Sassano		Chair			X
Scott D. Schlackman		X	X
Glenn W. Welling		X		X

Audit Committee

The present members of the Audit Committee are Charles P. Connolly (Chairman), Jeffrey J. Brown, and Kevin G. Byrnes, all of whom have been determined by the Board to be independent within the meaning of applicable SEC rules and NYSE listing rules. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules, and an Audit Committee Financial Expert within the meaning of applicable SEC rules based on, among other things, the business experience of such member.

The Audit Committee is responsible for, among other things, the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company’s independent auditors, subject to stockholder ratification, at the annual meeting of stockholders.

Compensation Committee

The present members of the Compensation Committee are Carl E. Sassano (Chairman), Scott D. Schlackman, and Glenn W. Welling, all of whom have been determined by the Board to be independent within the meaning of SEC rules and the applicable NYSE listing rules.

The Compensation Committee is responsible for, among other things, reviewing and approving annually the corporate goals and objectives applicable to the compensation of our chief executive officer and determining the compensation of our chief executive officer based on the achievement of these goals, approving the compensation of our other executive officers, overseeing our incentive compensation plans and equity-based plans, and reviewing and recommending changes to the Board with respect to director compensation. For information regarding our Compensation Committee, including its processes and procedures for determining executive compensation, see “Information About our Compensation Committee.”

The Compensation Committee has the authority to delegate any of its responsibilities under its charter, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

Nominating/Corporate Governance Committee

The present members of the Nominating/Corporate Governance Committee are Constance J. Hallquist (Chairman), Jorgene K. Hartwig, and Scott D. Schlackman, all of whom have been determined by the Board to be independent within the meaning of the applicable NYSE listing rules. Ms. Hartwig will not stand for re-election to the Board.

The Nominating/Corporate Governance Committee is responsible for, among other things, recommending to the Board potential director nominees for election to the Board, recommending to the Board directors to serve on the various Board committees, advising the Board with respect to Board composition, procedures and committees, developing and recommending to the Board corporate governance principles applicable to the Company, and evaluating and making recommendations to the Board regarding the compensation of directors.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment, and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating/Corporate Governance Committee requires that the Committee review the composition of the Board to ensure it has the “appropriate balance” of experience, skills, expertise, and diversity for the Board as a whole. Consistent with these guidelines, both the Nominating/Corporate Governance Committee and the full Board seek director nominees with distinct professional backgrounds, experience, and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating/Corporate Governance Committee reviews the qualifications of proposed director nominees to serve on our Board and recommends director nominees to our Board for election at the Company’s annual meeting of stockholders. The Board proposes a slate of director nominees to the stockholders for election to the Board, using information provided by the Nominating/Corporate Governance Committee.

In certain instances, a third party may assist the Nominating/Corporate Governance Committee or the Board in identifying potential director nominees. The Nominating/Corporate Governance Committee also considers potential nominations for director provided by the Company’s stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for director are evaluated using the same criteria described above. Stockholders wishing to recommend persons for consideration by the Nominating/Corporate Governance Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117 and providing the information and following the additional procedures set forth in the Bylaws, which are described in “Stockholder Proposals and Nominations for Director” in this Proxy Statement.

Executive Committee

The present members of the Executive Committee are Michael C. MacDonald (Chairman), Jeffrey J. Brown, and Carl E. Sassano.

The Executive Committee has all of the authority of the Board of Directors, except with respect to certain matters that by statutes may not be delegated by the Board of Directors. The Executive Committee may meet periodically during the year to develop and review strategic operational and management policies for the Executive Committee.

Special Mergers & Acquisitions Committee

The present members of the Special Mergers & Acquisitions Committee are Kevin G. Byrnes (Chairman), Jeffrey J. Brown, Charles P. Connolly, and Glenn W. Welling.

The Special Mergers & Acquisitions Committee is responsible for reviewing and overseeing all mergers, acquisitions, investment transactions and similar transactions being considered by the Company, and making recommendations to the Board.

BOARD’S ROLE IN RISK MANAGEMENT

The Company takes a comprehensive approach to risk management and believes risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes, by which our management provides timely and comprehensive information to the Board, to support the Board’s role in oversight, approval, and decision-making.

The Board closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives, and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and committees call special meetings when necessary to address specific issues. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues attend Board meetings to provide additional insight into items being discussed, including risk exposures.

The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management’s implementation of the Company’s goals, strategies, and policies.

CODE OF CONDUCT AND BUSINESS ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted a corporate Code of Conduct and Business Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Conduct and Business Ethics and Corporate Governance Guidelines are available on our website at https://ir.medifastnow.com/ by following the links through “Investor Relations” to “Corporate Governance.”

Any amendment to, or waiver from, a provision of the Company’s Code of Conduct and Business Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer, or controller will be posted on the Company’s website, (https://ir.medifastnow.com/).

TRANSACTIONS WITH RELATED PERSONS

The Board has established a process and certain procedures to identify any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a “related person” (as defined by the SEC’s rules and regulations). Under this process, in carrying out its oversight responsibilities, the Audit Committee reviews the Company’s identification of, accounting for, and disclosure of its related party transactions (generally, transactions involving related persons that have a direct or indirect material interest), including issues involving potential conflicts of interest involving officers and directors of the Company.

DIRECTOR MEETINGS AND ATTENDANCE

In 2016, our Board convened eight times, including four telephonic meetings, and our Board Committees held the following number of meetings: (i) Audit Committee — 4 meetings; (ii) Compensation Committee — 11 meetings; and (iii) Nominating/Corporate Governance Committee — 8 meetings. The Executive Committee and Special Mergers & Acquisitions Committee did not meet in 2016.

Under our Corporate Governance Guidelines, directors are expected to regularly attend Board meetings and meetings of the Board committees on which they serve in person or by conference telephone, and all directors are expected to attend the Company’s annual meeting of stockholders. All but one of the nine directors serving at the time of the 2016 Annual Meeting of Stockholders attended the 2016 Annual Meeting of Stockholders on June 15, 2016. All of our current directors attended all of the meetings of the Board and the Board committees on which they served in 2016.

DIRECTOR COMPENSATION

We use cash and stock-based compensation to attract and retain qualified individuals to serve on our Board. The non-employee directors of Medifast receive an annual stock and stock option grant for their service on the Board. In February 2016, each non-employee director received 5,000 stock options. These stock options vest over a three-year term. In the fiscal year ending December 31, 2016, directors were given the option to receive either 1,250 restricted shares and a quarterly cash retainer of $5,000 (for the Lead Director, 1,350 shares and $7,500 quarterly cash retainer), or to receive all compensation in the form of restricted shares with the grant date share price used to determine the total number of shares granted, at their election. Each of our non-employee directors other than Mr. Connolly and Mr. Sassano elected to receive all of their compensation in the form of restricted shares. The restricted shares were granted at the February meeting of the Board and vest on January 1, 2018. Each non-employee director also received between $500 and $4,000 for attending a quarterly committee meeting (depending on the committee and the position held), which he or she could also elect to receive in the form of shares.

The following table contains information concerning the compensation of our non-employee Directors during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Jeffrey J. Brown	-	71,387	40,001	111,388
Kevin G. Byrnes	-	58,626	40,001	98,627
Charles P. Connolly	36,000	34,600	40,001	110,601
Constance J. Hallquist	-	58,626	40,001	98,627
Jorgene K. Hartwig	-	56,606	40,001	96,607
Carl E. Sassano	28,000	34,600	40,001	102,601
Scott D. Schlackman	-	58,626	40,001	98,627
Glenn W. Welling	-	56,606	40,001	96,607

(1)        Amounts are calculated based on the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718, “Stock Compensation,” excluding the effect of estimated forfeitures. The assumptions and methodologies used to calculate these amounts are discussed in Note 9 to our Consolidated Financial Statements included in the 2016 Annual Report.

(2)        Amounts are based on the aggregate grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718.

Our non-employee directors held the following outstanding awards as of December 31, 2016:

Name	Outstanding Restricted Share Awards (#)	Outstanding Stock Option Awards (#)
Jeffrey J. Brown	3,254	7,500
Kevin G. Byrnes	3,368	12,917
Charles P. Connolly	2,500	15,000
Constance J. Hallquist	2,743	7,500
Jorgene K. Hartwig	2,670	7,500
Carl E. Sassano	2,500	10,486
Scott D. Schlackman	2,743	7,500
Glenn W. Welling	2,670	7,500

EXECUTIVE OFFICERS

Except for Michael C. MacDonald and Daniel R. Chard, who are also directors of the Company, the biographical information of the Company’s executive officers is below.

Timothy G. Robinson, CPA, age 54, has served as the Company’s Chief Financial Officer, since February 2013. Prior to joining the Company, Mr. Robinson was Vice President, Business Operations for Canon Business Solutions, Inc., from 2008 to 2013, where he served as a key member of the executive team for this national office products subsidiary of Canon U.S.A. From 1995 to 2008, Mr. Robinson was Vice President, Finance & Administration for Canon Business Solutions-East, Inc. Mr. Robinson was Controller of Dupli-Fax, Inc. from 1989 to 1995 and was a Senior Emerging Business Consultant for Deloitte & Touche from 1985 to 1989. Mr. Robinson received his Bachelor of Science degree in accounting from Villanova University.

Jason L. Groves, Esq., age 46, has served as the Company’s Executive Vice President and General Counsel since November 2011, and Corporate Secretary since June 2015. Mr. Groves was also a director of the Company from 2009 to 2015 and served as a member of the Executive Committee. Prior to joining Medifast in November 2011, Mr. Groves served as Assistant Vice President of Government Affairs for Verizon Maryland, since 2003. Mr. Groves is also a United States Army veteran. He was a direct commissioned Judge Advocate in the United States Army Judge Advocate General’s Corp (“JAG”). As a JAG Officer, he practiced law and had the distinction of prosecuting criminal cases in the District Court of Maryland as a Special Assistant United States Attorney. Over the course of three years, he received two Army Achievement Medals, and one Army Commendation Medal. Mr. Groves also sits on several non-profit boards including Anne Arundel Medical Center and the Maryland Hospital Association. Mr. Groves received his Bachelor of Science degree, cum laude, in Business with a concentration in Hospitality Management, from Bethune-Cookman University. He also obtained his juris doctorate from North Carolina Central University School of Law and is a member of the New Jersey and District of Columbia bars as well as several bar associations.

Mehrnaz Mona Ameli, age 46, has served as the President of Take Shape For Life since November 2014. Before joining Medifast, Ms. Ameli held the role of General Manager, United States Division of Belcorp, the ninth largest direct selling company in the world with $2B in sales across 15 markets, from 2011 to January 2014. Prior to joining Belcorp, Ms. Ameli was the Vice President of Marketing & Business Development at CGT in California, from 2008 to 2011, where she managed the development and execution of their business strategy, market segmentation, branding, and budget and product portfolio. In addition, Ms. Ameli has had leadership positions at Shaklee Corporation, Natural Alternatives International, and Herbalife. MS. Ameli serves on the Direct Selling Association Diversity & Empowerment Council and was honored in 2012 as one of the most influential women in the direct selling industry by Direct Selling News. She earned her Diploma of Economics and Master of Business Management from the University of Paris - Dauphine. She earned her Post Master Degree in Marketing from University of Paris Val-de-Marne.

Brian N. Kagen, age 44, has served as the Company’s Executive Vice President & Chief Marketing Officer since August 2012. Prior to this he served as the Company’s Executive Vice President, Marketing, Sales & Business Development since June 2011. Prior to joining the Company, Brian served as Global Vice President of Marketing at Stanley Black & Decker, Inc. (NYSE: SWK) (“Black & Decker”), from 2008 to 2011, and served in other roles at Black & Decker beginning in 1997. Brian received his BA from the University of Pennsylvania and his MBA from the Sellinger School of Business at Loyola University of Maryland where he serves as a guest lecturer. Brian is a graduate of Leadership Baltimore County and is active in the community as a youth basketball coach.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 29, 2017, Mr. Kagen has tendered his resignation and will resign from his current position, effective on the close of business on April 20, 2017.

Jeanne M. City, age 57, has served as the Company’s Executive Vice President, Human Resources since April 2011. Prior to joining Medifast, Ms. City was Chief Operating Officer at Bay Bank, from 2010 to 2011, and EVP, Information Technology/Operations/Organizational Support at Provident Bank from 1997 to 2009. Jeanne obtained her Associates of Arts degree from Stevenson University.

Joseph Kelleman, age 62, has served as the Company’s Corporate Controller since March 2013. Mr. Kelleman joined the Company as Director of Finance – Supply Chain in February 2012. Prior to joining the Company, Mr. Kelleman held numerous positions of increasing responsibility at Stanley Black & Decker over a 30 year period, including Global Operations Controller – CDIY Business, from 2010 to 2012, Director of Finance – Asian Operations having financial oversight for all Power Tool manufacturing in Asia and the global sourcing operations for the company, from 2009 to 2010, and Director of Finance for the North American Power Tool Commercial Operations of Black & Decker, from 2001 to 2009. Mr. Kelleman received his BS Degree in Accounting from Mount St. Mary’s University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Introduction

This Compensation Discussion and Analysis discusses our 2016 compensation program as it relates to our “Named Executive Officers.” For 2016, our named executive officers were:

➢	Michael C. MacDonald – our Executive Chairman of the Board and former Chief Executive Officer

➢	Daniel R. Chard – our Chief Executive Officer, hired on October 3, 2016

➢	Timothy G. Robinson – our Chief Financial Officer

➢	Mehrnaz Mona Ameli – our President of Take Shape for Life

➢	Brian N. Kagen – our Executive Vice President, Chief Marketing Officer

➢	Jeanne M. City – our Executive Vice President, Human Resources

➢	Margaret E. Sheetz – our former President and Chief Operating Officer

2016 Business Highlights and Performance Overview

2016 was a year of focused execution of our business plan and pursuit of growth strategies. Our disciplined approach to the management of our business resulted in an increase in our revenues for the first time since 2013 and an increase in our profitability year-over-year. In addition, we raised our quarterly dividend from $0.25 per share to $0.32 per share. These successes provided strong returns for our stockholders, with total shareholder returns of approximately 41% during 2016. We believe that we are well positioned to achieve our operational and financial objectives, and to continue to deliver positive results for our stockholders.

2016 Management Changes

During 2016, we made several changes to our management team. In April 2016, Margaret Sheetz, our President and Chief Operating Officer, stepped down from her position with Medifast. In October 2016, Daniel Chard was hired to be our Chief Executive Officer and appointed as a member of our Board, and Michael MacDonald stepped down from his role as Chief Executive Officer. Mr. MacDonald remains with Medifast as Executive Chairman of the Board.

Mr. Chard possesses extensive direct selling industry experience from his 17 years at Nu Skin Enterprises, Inc. as well as at PartyLite, an affiliate of a portfolio company of The Carlyle Group. This, along with his strong background in consumer products, and his leadership across operational, international, and marketing roles, make him uniquely qualified to lead Medifast in advancing our strategic objectives, including building on the success of Take Shape For Life® and further optimizing our unique multi-channel distribution model.

Compensation Actions in 2016

In 2016, we continued to assess and adjust our executive compensation program to align it with best practices in the market and to ensure that it achieves our compensation philosophy, which aims to attract, retain, and motivate highly qualified executives, and to align their interests with the interests of our stockholders. We engaged a new independent compensation consultant in 2016, Frederic W. Cook & Co., Inc. (“FW Cook”), and our Compensation Committee, with the input of FW Cook, is in the process of assessing the competitiveness of our executive compensation programs and determining whether changes should be made to the executive compensation program for 2017 and future years.

During 2016, we made several positive changes to our executive compensation program, which are detailed below:

•	Share Ownership Guidelines. Share ownership guidelines were adopted, requiring our executives and non-employee directors to hold shares of stock with a certain specified value.

•	Clawback Policy. A clawback policy was adopted that applies to our current and former executives.

•	Anti-Pledging Policy. We adopted an anti-pledging policy that prohibits our executives and non-employee directors from pledging our stock as collateral for a loan or holding our securities in a margin account (with an exception for existing pledges of stock).

•	New Peer Group. We developed a new peer group with the assistance of FW Cook, which is closely tailored in size and industry to Medifast.

•	New Long-Term Incentive Program for 2017. We developed a new long-term incentive program, which will be effective beginning in 2017, which includes a balance of performance-based and time-based equity awards vesting over a three-year period.

•	Performance-Based Sign-On Award. We granted Mr. Chard sign-on equity awards, in lieu of long-term compensation for the next three years, that vest based on the achievement of performance goals, which will require him to deliver material results to our stockholders in order to receive the majority of his award.

•	Discontinued Perquisite Allowance. During the fourth quarter of 2016, we discontinued our practice of granting perquisite allowances, which reduced the level of perquisites that we provide to our executives.

In addition to the above actions, we have continued our policies which are what we consider to be our ongoing “best practices” with respect to compensation.

Compensation Best Practices

✓	Pay-for-Performance. Approximately 80% of the target compensation for our Executive Chairman in 2016 was based on company performance or the performance of our common stock, and approximately 93% of the sign-on equity awards granted to our new CEO will vest based on our performance.

✓	No Supplemental Retirement Benefits. We do not provide supplemental retirement benefits to our executives.

✓	No Excessive Perquisites. We do not provide excessive perquisites to our executives.

✓	Limited Severance Benefits. We provide only limited severance benefits to our Executive Chairman, CEO, CFO, and President – Take Shape for Life.

✓	No Excise Tax Gross-Ups. Our executives will not be entitled to tax gross-ups under section 4999 of the Internal Revenue Code of 1986, as amended, if there is a change in ownership or control of Medifast.

✓	Anti-Hedging Policy. Our insider trading policy contains a strict anti-hedging policy, that prohibits our executives and directors from engaging in hedging, monetization transactions or similar arrangements involving our stock.

✓	No Repricing of Stock Options. The 2012 Plan prohibits repricing of underwater stock options without stockholder approval.

✓	Double-Trigger Equity Awards. The 2012 Plan includes a double trigger in the event of a Change in Control (as defined in the 2012 Plan).

✓	No Dividends on Unearned Restricted Shares or Deferred Shares. The 2012 Plan and award agreements provide that dividends paid on performance-based and time-based restricted shares or deferred shares will only be paid at the time and to the extent the underlying restrictions lapse.

Stockholder Outreach

The Compensation Committee considers a number of perspectives to ensure our executive compensation program continues to be market competitive, tax efficient and generally consistent with best practices, while remaining aligned with stockholder interests. The Compensation Committee carefully considers the opinions provided by proxy advisors such as Institutional Shareholder Services (“ISS”) and Glass Lewis as well as the opinion of our stockholders. The Compensation Committee has made it a priority to communicate with and consider the concerns of our stockholders, and has taken many actions to reform our executive compensation program where it believes that reform is required.

During 2016, our senior management met with several of our stockholders to discuss our executive compensation plans and our Chief Executive Officer’s compensation. No significant concerns were noted. We received feedback from ISS in 2016 regarding the rigor of our performance targets for our 2015 annual incentive bonus and deferred share awards and ISS’s perception that our executive compensation program is overly short-term focused.

•	2015 Performance Targets. The performance targets for our 2015 annual incentive bonus and deferred share awards were set in accordance with our company guidance for 2015. When it sets performance targets, the Compensation Committee reviews company performance for the last fiscal year and the market in general, specific factors affecting our business, and our expected results as announced to stockholders in the beginning of the relevant fiscal year. When it set the performance targets for the 2016 annual incentive bonus and deferred share awards, the Compensation Committee considered these factors, and set performance targets such that the threshold target was no less than the actual results for 2015.

•	Short-Term/Long-Term Focus of Executive Compensation Program. ISS criticized our executive compensation program for being overly short-term focused because historically we have granted annual incentive bonuses and deferred shares on an annual basis based on the same performance targets. However, the deferred shares are meant to have long-term retention value, since they require an additional year of service after the end of the performance period in order for an executive to vest in the earned shares. Our Executive Chairman and CFO were granted larger restricted share awards in past years, which will continue to vest until 2020 for our Executive Chairman and 2018 for our CFO, which were meant to take the place of annual long-term incentive grants.

•	Addressing Concerns with New Long-Term Compensation Program. We have begun to change the way we compensate our executives for long-term performance. Our new CEO was granted a large sign-on award in lieu of three years of long-term awards, 93% of which vests based on the achievement of long-term performance conditions (total shareholder return) through 2019. Consistent with the new long-term plan put in place for our new CEO, the Compensation Committee has designed a new long-term incentive program during 2016, which will take effect beginning in 2017, which includes both time-based awards, which vest over a three-year period, and performance-based equity awards that vest based on the Company’s total shareholder return over a three-year period.

The Compensation Committee believes this engagement with stockholders, as well as factoring in the input of stockholder advisory groups, in formulating the design of our programs disclosed herein, are sound governance practices.

Consideration of 2014 “Say on Pay” Advisory Vote Results

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we held a “say on pay” advisory vote on executive compensation at our annual meeting of stockholders in 2014. At that meeting, only 28% of our stockholders voted in favor of our executive compensation proposal. During the three years since our last “say on pay” advisory vote, the membership of our Compensation Committee has changed, and only one member (the Chairman) has remained on the Compensation Committee since 2016. We believe that by rotating the membership of the Compensation Committee and including several of the new directors elected during 2015, we are able to gain new perspectives and insights on our executive compensation program, and are better able to analyze its strengths and weaknesses.

Since 2014, we have conducted an in-depth review of our compensation policies and programs, considered concerns that were previously raised by our stockholders and proxy advisors, and have made significant changes to our compensation programs. We have adopted many new policies to promote good governance and an alignment of the interests of our executives with our stockholders. Since our 2014 say-on-pay vote, our Compensation Committee has taken the following actions:

•	Engaged a new compensation consultant, FW Cook, who has assisted with the development of our compensation program for 2017.

•	Updated our peer group to be used when making 2017 compensation decisions, in order to have a broader group of peers in our industry that is similar to our size and recruits from the same pool of talent.

•	Adopted stock ownership guidelines that apply to our executive officers and non-employee directors.

•	Adopted a clawback policy that applies to our current and former executive officers.

•	Adopted an anti-pledging policy that applies to our executives and non-employee directors (with an exception for current pledges of stock).

•	Amended our 2012 Plan to provide for a double-trigger in the event of a Change in Control on future grants of equity and equity-related awards.

•	Amended our 2012 Plan to provide that dividends paid on performance-based restricted shares will only be paid at the time and to the extent the underlying restrictions lapse.

•	Granted our new CEO sign-on equity awards, the majority of which vest based on the achievement of total shareholder return performance targets.

These actions since our last “say-on-pay” advisory vote have improved our executive compensation program and more closely aligned our compensation program with our compensation philosophy described below. Our Compensation Committee will consider the results of our “say-on-pay” advisory vote that is included as Proposal 4 of this Proxy Statement when it makes compensation decisions relating to 2017 and future years, and will also consider the results of the advisory vote on the frequency of our “say-on-pay” advisory votes that is included as Proposal 5 of this Proxy Statement when it determines the frequency that it will hold future “say-on-pay” advisory votes.

Compensation Philosophy

In today’s rapidly changing marketplace, it is important to locate and secure the talented individuals who will be able to steer our company to long-term success and to provide positive returns for our stockholders. Our executive compensation program is designed to attract, retain, and motivate these highly qualified executives, and to align their interests with the interests of our stockholders.

➢	Attract: We compete with other companies in our industry for talent, and many of these companies are much larger and have higher revenues. We offer our executives competitive compensation packages so that we can attract the talent needed to deliver quality results, and position our company to succeed now and into the future.

➢	Retain: A stable management team benefits our strategic long-term goals, and ensures that we are managed by executives who have a deep knowledge and understanding of our company and the ability to make well informed decisions. We retain our executives by providing them competitive on-going pay packages, and tying a portion of their compensation to their long-term service with the company.

➢	Motivate: We believe in pay for performance. A large percentage of our executives’ compensation is based on our performance. The only fixed element of compensation for our executives is base salary, with the remainder of compensation based on our financial performance (our executive cash bonus plan and performance-based deferred shares) and the value of our stock (the retention awards granted to our senior executives periodically, the sign-on award granted to our new CEO, stock options granted to our Executive Vice Presidents annually, and performance-based deferred shares). Placing the value of a portion of our executives’ pay at risk ensures that our executives will work to achieve our stated business objectives and create stockholder value.

➢	Align Interests with Stockholder Interests: It is vital for our executives to make decisions that will create positive results for our stockholders. We believe that the best way to ensure our executives understand the pressing concerns of stockholders is for our executives to be stockholders themselves, and to have a meaningful proportion of their compensation paid in shares. Since the value of the executive’s compensation is dependent on our share price, the executive is motivated to increase long-term company value. Our executives are also required to own shares with a value equal to a multiple of base salary during the period that they are executives at Medifast, which ensures that our executives’ interests remain aligned with stockholder interests.

Pay for Performance

Executive compensation at Medifast is focused on executive performance and tied to results. We provide fair and equitable compensation to our executives by combining conservative base pay, annual incentive awards paid based on our performance (consisting of both cash and performance-based deferred shares), and stock-based long-term incentives. The Compensation Committee has designed our executive compensation program so that performance-based and other variable pay elements (annual incentive awards and equity-based awards) constitute a significant portion of the targeted annual compensation that each executive is eligible to earn during the year. The total amount of compensation each executive could receive with respect to a fiscal year is variable based on our performance, which motivates our executives to focus on creating value for our stockholders.

The following charts demonstrate that these performance-based and variable pay elements comprised at least 80% of the targeted annual compensation for Mr. MacDonald, the Executive Chairman and former CEO, and at least 60% of the targeted annual compensation for Mr. Robinson, the Chief Financial Officer.

For purposes of these charts, “fixed” compensation is the executive’s base salary, and “variable” is a combination of the target cash bonus, the grant date fair value of the deferred shares granted in connection with 2016 performance (assuming performance at the target level), and the grant date fair value of the portion of the restricted share awards that our Executive Chairman and former CEO and CFO each received in 2013 and 2014 that were scheduled to vest during 2016. We have included the grant date fair value of the restricted share awards granted in 2013 and 2014 that vested during the 2016 because, under our pre-2017 executive compensation program, we made large one-time grants to our Executive Chairman and CFO, which were meant to take the place of annual long-term incentive grants, and this is the amount the Compensation Committee took into consideration for compensation planning purposes when it granted the restricted share awards.

In connection with his hiring in October 2016, we granted Mr. Chard, our new CEO, sign-on equity awards, a portion of which vest based on the passage of time and the vast majority of which vest on December 31, 2019 (or, in certain circumstances, June 30, 2020) based on the achievement of performance targets based on our total shareholder return or the 20-day moving average share price of our stock. The following chart demonstrates that the majority of the shares under the sign-on award are performance based, which aligns Mr. Chard’s interest with the interests of our stockholders.

Executive Chairman Compensation and Company Results

Our focus on pay for performance can best be demonstrated through a comparison of our total shareholder return and our Executive Chairman’s realized pay over the same period. We have used our Executive Chairman for this analysis because he was also the CEO until October 3, 2016, and our new CEO has not yet received a full year of compensation. Our one and three-year total shareholder return are approximately 41% and 66%, respectively. The realizable pay for our Executive Chairman is directly linked to the value of our stock and to the positive returns for our stockholders. Due to the increase in the value of our stock since his hiring in 2012, our Executive Chairman’s realized compensation for this period has increased as well.

To demonstrate the linkage between Executive Chairman pay and Company performance, the chart below compares our Executive Chairman’s realized pay (as calculated below) for the last three fiscal years to our total shareholder return for that period. The total shareholder return is based on the amount that a stockholder would have at the end of each fiscal year, assuming $100 was invested in the beginning of 2014.

The amounts in the “Realized Compensation” column include (a) base salary, (b) actual cash bonus earned for the applicable year, (c) the value on vesting of deferred shares that vest and are paid during the applicable year (which relate to performance in the prior year), (d) the value on vesting of restricted shares that vest during the year, (e) the value realized from the exercise of stock options during the year, and (f) all other compensation paid (or earned) during the applicable year (which is included in the “All Other Compensation” column of the Summary Compensation Table for the applicable year).

We have used Realized Compensation for this analysis rather than compensation as disclosed in the Summary Compensation Table because it is a more accurate measure of how compensation is earned by our named executive officers. The amounts included in the Summary Compensation Table are calculated based on SEC regulations and do not reflect the actual amounts that our named executive officers will receive during the year. The amounts included in the Summary Compensation Table are particularly misleading in the years that restricted share or deferred share awards are granted to our named executive officers, since the full grant date fair value of the awards are reported in the year of grant, and we have not historically granted restricted share awards to our named executive officers on an annual basis. Instead, we have historically made one-time grants of restricted share awards (or deferred share awards for our new CEO) that vest over a long vesting period. As a result, our Summary Compensation Table is required to show a larger “total compensation” in the year in which a restricted share award is granted, and lower “total compensation” in the years in which no such awards are made. Beginning in 2017, our long-term incentive program will include a larger grant of performance-based equity awards that will vest at the end of a three-year performance period based on Company total shareholder return and grants of time-based restricted shares and stock options that will vest over a three-year period.

How Compensation Decisions are Made

Role of Compensation Committee

The Compensation Committee is responsible for developing and approving the executive compensation program for all executive officers, including the named executive officers, and for reviewing, approving and, where appropriate, recommending to the full Board for approval, our incentive compensation and equity-based plans. The Compensation Committee is also responsible for the creation and periodic review of the overall executive compensation philosophy, the analysis and assessment of any material risk to the Company related to our compensation programs, and the determination of the components and levels of executive compensation for the CEO and other executives.

Role of Management

The Compensation Committee works closely with members of our management team in designing our executive compensation programs, including Mr. MacDonald, our Executive Chairman and former CEO, Mr. Chard, our new CEO, Mr. Robinson, our CFO, and Ms. City, Executive Vice President, Human Resources. Our management team evaluates the performance of our executives (other than our CEO), and makes recommendations as to the compensation levels of our executives and the goals for our short-term incentives. The advice of our management is important in order for the Compensation Committee to design compensation programs that align to corporate goals and our strategic direction. All compensation decisions are made by the Compensation Committee in its sole discretion.

Role of Compensation Consultants and Survey Data

Prior to February 2016, the Compensation Committee engaged Keating Advisors, LLC. (“Keating”), an independent executive compensation consultant, to advise and make recommendations regarding Medifast’s executive compensation program. The Compensation Committee evaluated the independence of Keating and concluded that no conflict of interest existed that would prevent Keating from independently advising the Compensation Committee. Keating did not provide services to Medifast other than as the independent consultant to the Compensation Committee.

In February 2016, the Compensation Committee replaced Keating and engaged FW Cook as its independent compensation consultant. During 2016, FW Cook undertook a review of the competitiveness of Medifast’s executive compensation program, based on an assessment of Medifast compensation against the peer group described below. After considering the assessment, the Compensation Committee determined that changes should be made to the long-term incentive program to better align our long-term incentive program with the long-term incentive programs of our peers, and to better retain and incentivize our executives, and align their interests with the interests of our stockholders. These changes are described below under the heading “2017 Long-Term Incentive Program.”

The Compensation Committee has evaluated the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee. FW Cook does not provide services to Medifast other than as the independent consultant to the Compensation Committee.

Use of Peer Group

The Compensation Committee measures the total direct compensation (which includes base pay, annual cash and stock-based incentives and stock-based long-term incentives) of each executive against other organizations in the general weight-loss industry. There is a wide variety of diet products and programs which comprise the weight loss industry, which include a wide variety of commercial weight loss programs, pharmaceutical products, weight loss books, self-help diets, dietary supplements, appetite suppressants and meal replacement shakes and bars. Some of our competitors are substantially larger than we are, and have considerably greater financial resources than we have. Our ability to remain competitive depends, in significant part, on our success in recruiting and retaining executive leadership with an attractive compensation package. The Company targets total direct compensation for each executive near median for organizations in the general weight-loss industry, with the mix of pay (base pay, annual cash incentives and long-term incentives) designed to reflect a strong bias towards pay for performance by placing a majority of target compensation at risk.

Each year, the Compensation Committee compares the total direct compensation for our executives to compensation paid by an industry peer group approved by the Compensation Committee. The criteria used to identify the peer group were: (1) industry — Medifast competes for talent with other healthy living and wellness companies and general weight-loss industry companies of similar and larger size; and (2) financial scope — our management talent should be compensated similar to that of companies of a similar and larger size in terms of revenues.

During 2015, the Compensation Committee engaged Keating to review the peer group and determine if any companies should be included or removed in order to provide us with a more focused peer group. Following this review, the Compensation Committee adopted a revised peer group, which includes the following 13 corporations. The revised peer group revenue range is from $285 million to $1.5 billion.

•	Blyth, Inc.	•	Omega Protein Corporation

•	Boulder Brands, Inc.	•	Primerica, Inc.

•	Elizabeth Arden, Inc.	•	Seneca Foods Corp.

•	Inventure Foods, Inc.	•	Synutra International

•	Nature’s Sunshine Products, Inc.	•	USANA Health Sciences, Inc.

•	Nu Skin Enterprises, Inc.	•	Weight Watchers International Inc.

•	Nutrisystem Inc.

The revised peer group was used by the Compensation Committee during 2015 when it began to develop our executive compensation program for 2016. However, prior to the finalization of our 2016 executive compensation program, with the assistance of FW Cook, the Compensation Committee developed a new peer group that is closely tailored in size and industry to Medifast, which will be used in the future. The new peer group, which includes the following 13 corporations, has a revenue range from $186 million to $1.1 billion.

•	Elizabeth Arden, Inc.	•	Nutraceutical International

•	Farmer Brothers Co.	•	Nutrisystem, Inc.

•	Inter Parfums	•	Omega Protein Corporation

•	Inventure Foods, Inc.	•	Synutra International

•	Jamba	•	USANA Health Sciences, Inc.

•	Lifevantage Corp.	•	Weight Watchers International Inc.

•	Nature’s Sunshine Products, Inc.

The Compensation Committee will continue to review this peer group with FW Cook to ensure that the peer group continues to be appropriate.

Elements of Executive Compensation

Our executive compensation program has three main elements: base salary, annual incentive bonus (cash and equity), and long-term equity awards.

Base Salary

Base salary is the only element of fixed compensation that we provide to our executives. Our base salary determinations principally reflect the skills and performance levels of our individual executives, the needs of the Company, and pay practices of comparable public companies within the general health and wellness diet industry.

It is not our policy to pay our executive officers at the highest base salary level. Instead, we establish executive base salaries at a level competitive to our peers. The Compensation Committee evaluates our executives’ base salaries on an annual basis and asks for input and recommendations from the CEO and CFO and then considers (i) the particular executive’s role and responsibilities; (ii) his or her level of performance, achievements, and contributions to the Company; (iii) current market data and salary levels for such executive’s particular position; and (iv) the total compensation paid to such executive. We believe this policy sets a prudent and fiscally responsible tone for the Company’s overall base salary compensation program.

The Compensation Committee reviewed the base salary of each named executive officer and determined that the base salaries are generally in line with the general market. In September 2016, our named executive officers received a one-time salary increase of $15,000 in lieu of receiving an annual perquisite award going forward, but no other salary increase was awarded to our named executive officers during 2016. Mr. Chard’s base salary was based on negotiations with Mr. Chard at the time of his hiring, and is comparable to the base salaries of CEOs in our general industry and our peer group.

Base salary as of December 31, 2016 for each named executive officer is illustrated below:

Name	2016 Base Salary
Mr. MacDonald	$669,462
Mr. Chard	$650,000
Mr. Robinson	$342,231
Ms. Ameli	$330,000
Mr. Kagen	$289,392
Ms. City	$243,752

Annual Incentive Bonus

Our 2016 annual incentive bonus awards are paid to participants in a combination of cash and performance-based deferred shares. These bonus awards principally reflect the Company’s financial performance and achievement of corporate objectives approved by our Board. The executive cash bonus plan and the performance-based deferred share awards are designed to reward our executives for the achievement of shorter-term financial goals, predominantly revenue, profitability, and cash flow. In consultation with the Executive Chairman, the Compensation Committee evaluates, adjusts and approves the target cash bonus and the amount of deferred shares to be granted to each executive officer. In determining the target amounts for each executive, the Compensation Committee and the Executive Chairman consider each executive’s contribution to current and long-term corporate goals, and value in the labor market.

The financial targets for the annual cash and equity incentives are set based on the annual budget approved by the Board during the first quarter of 2016, and are intended to reward executives if the financial performance projections are met.

For 2016, the financial targets were based on corporate revenue and income before tax. The performance targets were the same for both the cash and the deferred share components of the annual incentive bonus. However, as discussed below, the deferred shares have an additional service requirement, and only vest if the executive remains employed for an additional year after the end of the performance period.

The Compensation Committee set the target for pre-tax profit at $33.1 million, and the target for corporate revenue at $287 million. The Compensation Committee set the revenue target for the Take Shape For Life business unit at $217 million. The target performance level is set to promote solid performance in line with our budget for the year. These financial targets exclude the impairment charge taken in connection with the abandonment of software under development for the TSFL business unit and all costs associated with the recruitment and hiring of Mr. Chard. Each executive is eligible to receive an amount greater than the target if performance is greater than the target level. The components of the incentive plan outlined below are in place to focus the organization towards achieving growth/improved market share, stockholder value, and the effective use of cash.

The financial targets for annual cash and equity incentives are divided into two components as follows:

•	Corporate Revenue: 40% of the total target payout is based on the achievement of our corporate revenue target. For 2016, the corporate revenue target was $287 million in net revenue.

•	Income Before Tax (“IBT”): 60% of the total target payout is based on a pre-tax profit target of $33.1 million.

For certain executives, including Ms. Ameli, whose position primarily focuses on one division or business unit, a portion of the annual cash incentive award for 2016 was based on the revenue of the division or business unit. For 2016, 40% of Ms. Ameli’s annual cash incentive was based on the company-wide financial targets set forth above, and the remaining 60% was based on the revenue of the Take Shape For Life business unit. The performance-based deferred share component of Ms. Ameli’s 2016 annual incentive bonus was based on the company-wide financial targets alone.

Each performance goal was assigned a target, as described above, along with a threshold level and a maximum level, which increase or decrease the payout for executives. The financial targets, along with the threshold and maximum level for each of these goals, and the actual performance are set forth below.

Goal	Percentage of Total Bonus Payout	Threshold	Target	Maximum
Net Revenue	40%	$273 million	$287 million	$302 million

Income Before Tax (1)	60%	$31.6 million	$33.1 million	$35.1 million

(1)       Income Before Tax, for purposes of determining payouts under the executive cash bonus plan, may be adjusted for certain non-recurring items as approved by the Compensation Committee.

For Ms. Ameli, 40% of the cash incentive was based on the Net Revenue and Income Before Tax, and 60% of the cash incentive was based on the Take Shape For Life Revenue threshold and target levels set forth below.

Goal	Threshold	Target	Maximum
Take Shape For Life Revenue	$206.4 million	$217.0 million	$228.3 million

To the extent that the actual performance with respect to a performance goal is above or below the target, the portion of the bonus attributable to that performance goal is increased or decreased accordingly. After the end of the fiscal year, our Compensation Committee reviews our financial results, and determines the final achievement of each of the performance goals and the actual bonus amount that was earned and is payable to each of our executives.

At the beginning of 2017, our Compensation Committee reviewed Medifast’s performance during 2016 against the performance goals set forth above. The actual results with respect to 2016 performance are set forth in the table below:

Goal	Actual Performance (In Millions)	Actual Performance as % of Target
Net Revenue (Medifast)	$274.5	96%
Net Revenue (Take Shape For Life)	$222.4	102%
Income Before Tax (1)	$34.4	104%

(1)          Income Before Tax was adjusted to exclude $6.1 million in asset impairment costs relating to an in-house development of a new commission engine that was deemed obsolete and the recording of $1.1 million covering all costs associated with the recruitment and hiring of Mr. Chard.

Cash Component

The target incentive cash bonus amount for each of our named executive officers for 2016 is set forth below, along with the minimum amount they were entitled to, the maximum amount that each executive would have been entitled to for above-target performance, and the actual bonus amount for 2016. The target incentive cash bonus amounts for Mr. MacDonald was 100% of his base salary, with threshold performance providing an incentive cash bonus of 50% of his base salary, and maximum performance providing an incentive cash bonus of 150% of his base salary. For Mr. Chard, the target incentive bonus for 2016 was 25% of his base salary, with a threshold performance providing an incentive cash bonus of 12.5% of his base salary, and maximum performance providing an incentive cash bonus of 37.5% of his base salary. Mr. Chard’s target incentive cash bonus for 2016 was pro-rated based on his length of employment with the Company. In future years Mr. Chard’s target incentive cash bonus will be 100% of his base salary. For Mr. Robinson, the target incentive cash bonus was 60% of his base salary, with threshold performance providing an incentive cash bonus of 30% of his base salary, and maximum performance providing an incentive cash bonus of 90% of his base salary. For Mr. Kagen and Ms. City, the target incentive cash bonus was 40% of their base salaries, with threshold performance providing an incentive cash bonus of 20% of their base salaries, and maximum performance providing an incentive cash bonus of 60% of their base salaries. For Ms. Ameli, to the target incentive cash bonus was 50% of her base salary, with threshold performance providing an incentive cash bonus of 25% of her base salary, and maximum performance providing an incentive cash bonus of 75% of her base salary. Due to Ms. Sheetz’s resignation from Medifast, she was not granted an incentive cash bonus for 2016. Mr. Chard joined Medifast in October 2016 and is eligible to receive a pro-rated incentive cash bonus for 2016 that is consistent with bonuses earned by other executives at Medifast and based on his target incentive cash bonus of 100% of his base salary.

Name	Threshold Payout	Target Payout	Maximum Payout	Actual Payout	Actual Payout as % of Target
Mr. MacDonald	$334,731	$669,462	$1,004,193	$635,989	95%
Mr. Chard(1)	$81,250	$162,500	$243,750	$154,375	95%
Mr. Robinson	$102,669	$205,339	$308,008	$195,072	95%
Ms. Ameli	$82,500	$165,000	$247,500	$186,450	113%
Mr. Kagen	$57,878	$115,757	$173,635	$109,969	95%
Ms. City	$48,750	$97,501	$146,251	$92,626	95%

(1)	The amounts set forth for Mr. Chard are pro-rated for the portion of 2016 that he was employed.

Performance-Based Deferred Share Component

The equity portion of our annual incentive bonus in 2016 is composed of performance-based deferred shares. The performance goals and targets are the same as the goals and targets for the cash portion of the annual incentive bonus (with the exception of the deferred shares for Ms. Ameli, which vest solely upon the achievement of the corporate performance goals). At the end of the year, the Compensation Committee reviews our results and determines the number of performance-based deferred shares that will be deemed “earned.” The earned deferred shares are paid to the executives as restricted shares with a one year vesting period. The target number of performance-based deferred shares for each of our named executive officers for 2016 is set forth below, along with the minimum number of shares they are entitled to, the maximum number that each executive would have earned for above-target performance, and the actual amount earned with respect to 2016 performance, which will vest in full December 31, 2017. Ms. Sheetz did not receive this grant of deferred shares during 2016 due to her resignation from Medifast. Mr. Chard did not receive this grant of deferred shares during 2016 due to his hiring late in 2016.

Name	Threshold Number of Deferred Shares	Target Number of Deferred Shares	Maximum Number of Deferred Shares	Actual Number of Deferred Shares Earned	Actual Number of Deferred Shares Earned as % of Target
Mr. MacDonald	20,000	40,000	60,000	38,000	95%
Mr. Robinson	5,000	10,000	15,000	9,500	95%
Ms. Ameli	1,250	2,500	3,750	2,375	95%
Mr. Kagen	1,250	2,500	3,750	2,375	95%
Ms. City	1,250	2,500	3,750	2,375	95%

Long-Term Compensation

Our Compensation Committee provides long-term compensation to our executives in the form of equity or equity-based awards, in order to incentivize them to create stockholder value, and to align their interests with the interests of our stockholders. We generally grant these awards in the form of restricted shares or stock options, as described below. With the exception of the sign-on award granted to Mr. Chard (as described further below), we granted only performance-based deferred shares (described above under “Annual Incentive Bonus”) and stock options to our named executive officers during 2016.

Restricted Share Awards

We have not historically made grants of restricted shares on an annual basis to our named executive officers. Instead, our Compensation Committee has generally made one-time grants of restricted shares that vest over long periods. We grant restricted shares as sign-on awards, long-term retention awards, or, in some cases, rewards for exceptional performance. We believe that these larger one-time restricted share awards with long vesting schedules have assisted us in retaining our executives and encouraged our executives to create long-term stockholder value. With the exception of the sign-on award for Mr. Chard, we did not grant any restricted shares to any of our named executive officers in 2016.

Stock Options

Our Compensation Committee grants stock options to Ms. Ameli, as the divisional President of Take Shape For Life, and our Executive Vice Presidents, including Mr. Kagen and Ms. City, generally on an annual basis, but stock options have not historically been granted to our Executive Chairman, CEO, or CFO. We grant stock options to our Executive Vice Presidents rather than restricted shares in order to incentivize them to create stockholder value and to retain their services. Stock options are granted with an exercise price equal to the fair market value of our shares on the date of grant, and have value only if the stock price increases from that date. We generally intend for our stock options to qualify as “incentive” stock options, which provide certain tax benefits for the grantee. Stock options vest 33% each year and have a term of 10 years from the date of grant. The number of stock options granted to each Executive Vice President is determined on a discretionary basis, rather than by a formula. We do not time the grant of our options to coincide with the announcement of any financial results.

CEO Sign-On Awards

In connection with his hiring on October 3, 2016, we granted Mr. Chard a sign-on award of 16,061 restricted shares and 210,000 deferred shares. These awards were granted outside of the 2012 Share Incentive Plan under the NYSE rules regarding inducement grants. The award of restricted shares vests in three equal annual installments on the first three anniversaries of Mr. Chard’s date of hire. The award of deferred shares will be earned on December 31, 2019 to the extent the following performance targets have been met:

•	70,000 deferred shares will be earned if the average annual total shareholder return is greater than or equal to 15% but less than 25% during the period from October 3, 2016 through December 31, 2019, or if the price of Medifast shares reaches $56.82 at any point during 2019;

•	140,000 deferred shares will be earned if the average annual total shareholder return is greater than or equal to 25% but less than 35% during the period from October 3, 2016 through December 31, 2019, or if the price of Medifast shares reaches $72.96 at any point during 2019; and

•	All 210,000 deferred shares will be earned if the average annual total shareholder return is greater than or equal to 35% during the period from October 3, 2016 through December 31, 2019, or if the price of Medifast shares reaches $91.91 at any point during 2019.

However, if, as of December 31, 2019, the average annual total shareholder return is between 25% and 35% and the price of Medifast shares has not reached $91.91, the date that the deferred shares will be earned will be extended to June 30, 2020, and the full 210,000 deferred shares will be earned if the average annual total shareholder return reaches 35% during this period or if the price of Medifast shares reaches $91.91, otherwise the deferred shares will be earned on June 30, 2020 based on the average annual total shareholder return as of December 31, 2019.

2017 Long-Term Incentive Program

During 2016, the Compensation Committee, with the input of FW Cook, developed a new long-term incentive program for 2017 which will apply to our named executive officers. The 2017 long-term incentive program includes the following:

•	Performance-Based Deferred Shares. For Mr. Robinson, Ms. Ameli, Mr. Kagen and Ms. City, a grant of performance-based deferred shares that will vest on December 31, 2019 based on the achievement of total shareholder return and share price goals that are identical to the goals described above that apply to Mr. Chard’s sign-on award. Mr. Robinson and Ms. Ameli will be eligible to earn up to 37,950 shares based on actual performance, and Mr. Kagen and Ms. City will be eligible to earn up to 12,675 shares.

•	Time-Based Restricted Shares. For Mr. MacDonald, Mr. Robinson, Ms. Ameli, Mr. Kagen and Ms. City, a grant of restricted shares that will vest in three equal annual installments over a three year period. Mr. MacDonald was granted 15,620 restricted shares, Mr. Robinson and Ms. Ameli were granted 2,120 restricted shares, and Mr. Kagen and Mr. City were granted 710 restricted shares.

•	Stock Options. For Mr. Robinson, Ms. Ameli, Mr. Kagen and Ms. City, a grant of stock options that will vest in three equal annual installments over a three year period. Mr. Robinson and Ms. Ameli were granted 7,500 options and Mr. Kagen and Ms. City were granted 2,500 options.

The Compensation Committee intends to grant time-based restricted shares and stock options to our named executive officers (other than Mr. MacDonald and Mr. Chard) on an annual basis, in order to retain our executives and ensure that our executives are properly incentivized and that their interests are aligned with our stockholders.

Retirement Benefits

Executives may participate in the Company 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees.

Perquisites

It is our general practice not to provide significant perquisites or personal benefits to our executives. The Compensation Committee considers and awards reasonable perquisites or personal benefits to executives as necessary to accomplish the objectives under our compensation philosophy. In 2016, the Compensation Committee provided a $15,000 perquisite allowance to each named executive officer, excluding Mr. Chard and Ms. Sheetz. In September 2016, the Compensation Committee approved a one-time salary increase of $15,000 for each named executive officer, excluding Mr. Chard, to cover future perquisite allowances and discontinued our prior practice of providing perquisite allowances to our named executive officers.

Severance Benefits

We have entered into severance agreements generally only with our senior executives, including our Executive Chairman, CFO, President of Take Shape for Life, and an offer letter with our CEO. The severance agreements and offer letter contain provisions regarding severance benefits upon certain terminations of employment, including a termination by the Company without “cause” or by the executive for “good reason”. Severance benefits provide some security for our executives during times of uncertainty, and allow them to focus their attention on leading the Company. Severance benefits are typical for executives in these senior positions in our industry, and it is necessary for us to offer such benefits in order to attract the talent needed for our success. We believe that these severance benefits are an important factor in the retention of our executives, while still remaining modest in the overall marketplace.

The severance benefits provided to our Executive Chairman and CFO under these agreements consist of one year of continued payment of base salary, the annual bonus (cash and stock) that he would have been entitled to receive for the year of termination if the performance goals are reached (paid at the target level at the time such bonuses are paid to other employees), and continued participation in our health and welfare plans for one year. The severance benefits provided to our President of Take Shape for Life under this agreement consists of one year of continued payment of base salary.

The severance benefits provided to our CEO under his offer letter consist of a lump sum payment equal to one year of base salary and the target annual bonus; medical and dental benefits for one year; and the acceleration of equity awards (with the exception of the performance-based deferred shares granted at the time of his hire). The performance-based deferred shares will accelerate and vest only upon Mr. Chard’s termination due to a Change in Control that occurs prior to the vesting date, at which time the total shareholder return for such deferred shares will be calculated to the date of Mr. Chard’s termination and will be reduced by the time period that he was not employed and calculated on a pro rata basis.

Our other named executive officers do not have severance agreements, and would be entitled to severance benefits only under any general severance policy that we may put in place from time to time or as are determined at the time of their termination.

Other Compensation

We do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. In 2016, we paid health, life, and disability insurance premiums on behalf of our executives, all on the same terms as those that we provided to all of the Company’s employees.

Executive Chairman Compensation in 2017

In October 2016, Mr. MacDonald stepped down from his role as CEO, but remains our Executive Chairman. For the remainder of 2016, Mr. MacDonald continued to receive the same level of compensation and benefits that he had received in his role as our CEO. At the end of 2016, our Compensation Committee determined that Mr. MacDonald’s compensation for 2017 would be set at approximately 60% of his base salary and 60% of his annual incentive cash bonus, for an overall target of 52% of his 2016 compensation. In 2017, Mr. MacDonald will receive a base salary of $425,000, and a cash bonus target equal to 60% of his base salary. Mr. MacDonald was also granted a one-time restricted share award in 2017, which vests in equal annual installments over a three-year period.

Stock Ownership Guidelines

Our Compensation Committee adopted stock ownership guidelines in 2016. We believe that these stock ownership guidelines will help to align the interests of our executives and non-employee directors with the interests of our stockholders by requiring our executives and non-employee directors to accumulate and maintain a significant ownership stake in our Company.

These stock ownership guidelines apply to each of our executive officers and non-employee directors. Pursuant to these guidelines, each executive officer or non-employee director is required, within five years of becoming subject to the guidelines, to own shares of our stock with a value equal to a specified multiple of the executive officer’s base salary or the non-employee director’s regular quarterly meeting fees for a year of service, as follows:

Executive Chairman and Chief Executive Officer	5x annual salary

Direct reports to CEO (including division Presidents)	3x annual salary

Other Executive Officers	1x annual salary

Non-Employee Directors	3x regular quarterly meeting fees for one year of service

Shares held directly by the executive officer or director will be considered in determining compliance with the guidelines, as will restricted shares, shares received upon the exercise of stock options, shares underlying performance-based deferred shares (if the performance criteria have been satisfied), and shares held by an affiliate for the benefit of the individual. Unvested stock options will not be considered, but vested stock options will be treated as the equivalent to one half of a share.

Until the executive officer or non-employee director satisfies the ownership guidelines, he or she will be required to hold at least 50% of the shares subject to equity or equity-based awards following vesting (net of exercise price for options and taxes). If an executive officer or director fails to meet the ownership guidelines within five years of becoming subject to them, he or she will be required to continue to hold all of his or her shares of our stock, including shares subject to equity or equity-based awards following vesting, until he or she is in compliance with the guidelines.

Clawback Policy

During 2016, we formalized a clawback policy that applies to all of our current and former executive officers, and any other senior executives or employees who are deemed subject to the policy by the Board. This policy provides that, in the event that we are required to prepare an accounting restatement of our financial statements due to our non-compliance with any financial reporting requirement, the Board will require reimbursement or forfeiture of all or a portion of all incentive compensation received by a covered executive during the three-year period prior to the restatement provided that, for senior executives or employees, the Board determines that the employee engaged in negligence, misconduct, wrongdoing or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements in the course of such employee’s employment with the Company or a breach of fiduciary duty to the Company by the employee. In addition, if the Board determines that an executive officer has breached his or her fiduciary duties of care and loyalty, the Board may seek to recoup incentive compensation from such executive officer.

Anti-Hedging Policy

Our insider trading policy contains a strict anti-hedging policy. Our executives and directors are prohibited from engaging in hedging, monetization transactions or similar arrangements involving our stock, including short sales, margin transactions, and buying put or call options.

Anti-Pledging Policy

During 2016, we adopted an anti-pledging policy that prohibits our executives and non-employee directors from pledging our stock as collateral for a loan or holding our securities in a margin account. This policy applies to any new pledges of our securities, but any stock that is currently pledged is exempt. However, once the stock that is currently pledged is released from its pledge, the executive or director is prohibited from re-pledging the stock.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an officer or employee while serving on the Compensation Committee during Fiscal 2016, or has ever been an officer of Medifast or its subsidiaries. No executive officer of Medifast has served as a director or a member of the Compensation Committee of another entity that has one or more executive officers who are also members of our Board or Compensation Committee.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company’s Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Based on the review and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year-ended December 31, 2016.

The Compensation Committee,

Carl E. Sassano, Chairman

Scott D. Schlackman

Glenn W. Welling

ANALYSIS OF RISK INHERENT IN OUR COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has conducted a risk assessment of all of our compensation policies and practices to ensure that they do not foster risk taking above the level of risk associated with our business model. Based upon that review and a review by management of the Company’s internal controls, the Compensation Committee has concluded that the Company’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee based its conclusion on a variety of factors, including the following specific aspects of the Company’s compensation practices:

•	Our annual incentive compensation program is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company and shareowner value;

•	At the senior management and executive levels, our compensation programs are weighted towards offering incentives that reward sustainable performance by requiring continued service to receive payment; and

•	All of our compensation awards are capped at reasonable and sustainable levels, as determined by a review of our economic position and prospects, as well as the compensation offered within our peer group and by comparable companies.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table (2016, 2015 and 2014)

The following table sets forth the annual and long-term compensation for the last three fiscal years of the Company’s Chief Executive Officer, Chairman of the Board and former Chief Executive Officer, the Chief Financial Officer, the President of Take Shape For Life, the Executive Vice President and Chief Marketing Officer, the Executive Vice President Human Resources, the former Chief Operating Officer and President. These individuals are our “Named Executive Officers” for fiscal year 2016. Mr. Chard joined the Company on October 3, 2016, Ms. Ameli joined the Company in 2014, and Ms. City was not a Named Executive Officer prior to 2016.

Name and Principal		Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Position	Year	($)	($)	($)(1)		($)(2)	($)(3)	($)(4)	($)

Daniel R. Chard	2016	172,268	-	2,582,603		-	154,375	88,193	2,997,438
Chief Executive Officer

Michael C. MacDonald	2016	658,437	-	1,110,740		-	635,989	186,572	2,591,738
Chairman of the Board	2015	654,462	-	709,875		-	499,027	70,083	1,933,447
and former Chief	2014	635,400	-	5,039,300	(5)	-	317,700	27,071	6,019,471
Executive Officer

Timothy G. Robinson	2016	331,206	-	277,685		-	195,072	43,023	846,986
Chief Financial Officer	2015	327,231	-	177,469		-	149,708	30,849	685,256
	2014	317,700	-	132,600		-	95,310	26,138	571,748

Mehrnaz Mona Ameli	2016	301,488	-	69,421		15,058	186,450	24,997	597,415
President of Take Shape for Life	2015	315,000	-	45,148		32,158	97,650	98,258	588,214

Brian N. Kagen	2016	278,367	-	69,421		15,058	109,969	28,139	500,955
Executive Vice President	2015	274,392	-	45,148		32,158	83,690	28,041	463,429
Chief Marketing Officer	2014	266,400	-	33,150		30,740	53,280	28,171	411,741

Jeanne M. City	2016	232,727	-	69,421		15,058	92,626	24,264	434,097
Executive Vice President
Human Resources

Margaret E. Sheetz	2016	118,018	-	-		-	-	499,976	617,993
Former Chief Operating	2015	436,308	-	354.938	(6)	-	332,685	40,143	1,164,074
Officer and President	2014	423,600	-	265,200	(7)	-	211,800	24,595	925,195

(1)	Amounts shown represent the aggregate grant date fair value of the stock awards in the year indicated, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 of the Notes to Consolidated Financial Statements included in the 2016 Annual Report. The values do not correspond to the actual value that will be recognized by the named executives at the time such awards vest. With respect to the award of performance-based deferred shares to each of our named executive officers during 2016, excluding Mr. Chard and Ms. Sheetz, the amount included is the grant date fair value of the number of deferred shares that were earned based on our performance for 2016. The maximum value of such deferred shares were: $1.8 million, $0.4 million, $0.1 million, $0.1 million, and $0.1 million for Mr. MacDonald, Mr. Robinson, Ms. Ameli, Mr. Kagen, and Ms. City, respectively. For Mr. Chard, the amount included is the grant date fair value of the inducement grants that he received. This includes $611,603 for his restricted share awards and $1,971,000 for his deferred share award. The amount included for the deferred share award is the value of the award at the grant date based upon the probable outcome of the performance conditions. The maximum value of the deferred share award is $8.0 million. For information with respect to the individual performance-based awards made in fiscal year 2016, please see the 2016 Grants of Plan-Based Awards Table.

(2)	Amounts shown represent the aggregate grant date fair value of the option awards in the year indicated, computed in accordance with FASB ASC Topic 718. The values do not correspond to the actual value that will be recognized by the named executive officers at the time such awards are exercised. For information with respect to the stock option awards made in fiscal year 2016, please see the 2016 Grants of Plan-Based Awards Table.

(3)	Amounts shown represent the annual incentive awards paid in cash to each individual.

(4)	The amounts reported in this column represent the perquisite allowances, the Company’s matching contributions under the 401(K) plan, relocation expenses, accrued cash dividends on unvested deferred shares and restricted share awards, and contributions to group term life insurance and health savings accounts.

Mr. Chard’s all other compensation total includes group term life insurance contributions, matched 401(k) plan contributions made by the Company, health savings account contributions, and $81,192 in relocation expenses paid for by the Company.

Mr. MacDonald’s all other compensation total includes group term life insurance contributions, matched 401(K) plan contributions made by the Company, a perquisite allowance, and $162,236 in accrued cash dividends on unvested restricted shares and deferred shares, which will be paid to Mr. MacDonald when and if the underlying award vests.

Mr. Robinson’s all other compensation total includes group term life insurance contributions, health savings account contributions, matched 401(K) plan contributions made by the Company, $18,090 in accrued cash dividends on unvested restricted shares and deferred shares, and a perquisite allowance.

Ms. Ameli’s all other compensation total includes group term life insurance contributions, health savings account contributions, matched 401(k) plan contributions made by the Company, $6,744 in accrued cash dividends on unvested restricted shares and deferred shares, and a perquisite allowance.

Mr. Kagen’s all other compensation total includes group term life insurance contributions, health savings account contributions, matched 401(K) plan contributions made by the Company, $3,479 in accrued cash dividends on unvested restricted shares and deferred shares, and a perquisite allowance.

Ms. City’s all other compensation total includes group term life insurance contributions, matched 401(k) plan contributions made by the Company, $3,479 in accrued cash dividends on unvested restricted shares and deferred shares, and a perquisite allowance.

Ms. Sheetz’s all other compensation total includes group term life insurance contributions, matched 401(k) plan contributions, and $491,967 in severance benefits accrued at the time of her termination.

(5)	The amount in Mr. MacDonald’s Stock Awards column for 2014 does not include the grant of performance-based deferred shares that was determined to be in excess of the limits on individual grants under the 2012 Plan and was not considered to be effective. These awards were re-granted in 2014, and the amount in Mr. MacDonald’s Stock Awards column for 2014 includes the value of the re-granted awards as well as the re-grant of awards originally granted in 2013 that were determined to be in excess of the limits on individual grants under the 2012 Plan.

(6)	In connection with her resignation from the Company, Ms. Sheetz forfeited these stock awards.

(7)	The amount in Ms. Sheetz’s Stock Awards column for 2014 does not include the grant of performance-based deferred shares that was determined to be in excess of the limits on individual grants under the 2012 Plan and was not considered to be effective. This award was re-granted in 2014, and the value of the re-grant is included in the Stock Awards column for 2014.

2016 Grants of Plan-Based Awards Table

The following table outlines the cash incentive awards and equity-based awards granted to the named executive officers during fiscal 2016. With the exception of the awards granted to Mr. Chard, all equity-based awards were granted under the 2012 Plan, which was approved by stockholders. The equity-based awards granted to Mr. Chard were granted as inducement grants under NYSE rules.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel R. Chard	10/3/2016	81,250	162,500	243,750
Chief Executive Officer	10/3/2016							16,061			611,603	(2)
	10/3/2016				70,000	140,000	210,000				1,971,000	(3)

Michael C. MacDonald	3/25/2016	334,731	669,462	1,004,193
Chairman of the Board	3/25/2016				20,000	40,000	60,000				1,110,740	(4)
and former Chief
Executive Officer

Timothy G. Robinson	3/25/2016	102,669	205,339	308,008
Chief Financial Officer	3/25/2016				5,000	10,000	15,000				277,685	(4)

Mehrnaz Mona Ameli	3/25/2016	82,500	165,000	247,500
President of Take Shape	3/25/2016				1,250	2,500	3,750				69,421	(4)
for Life	3/25/2016								2,000	29.23	15,058	(5)

Brian N. Kagen	3/25/2016	57,878	115,757	173,635
Executive Vice President	3/25/2016				1,250	2,500	3,750				69,421	(4)
Chief Marketing Officer	3/25/2016								2,000	29.23	15,058	(5)

Jeanne M. City	3/25/2016	48,750	97,501	146,251
Executive Vice President	3/25/2016				1,250	2,500	3,750				69,421	(4)
Human Resources	3/25/2016								2,000	29.23	15,058	(5)

(1)	Mr. Chard’s annual incentive cash bonus was pro-rated based on the number of days during 2016 that he was employed by Medifast.

(2)	This restricted share award was granted as an inducement grant under NYSE rules, and vests in three equal annual installments on the first three anniversaries of the date of grant. The amount included in this column represents the grant date fair market value of such restricted shares, computed in accordance with FASB ASC Topic 718.

(3)	This deferred share award was granted as an inducement grant under NYSE rules, and vests on December 31, 2019 based on the achievement of certain stock price and stockholder return goals, described in more detail above under the heading “CEO Sign-On Awards.” The amount included in this column represents the grant date fair market value of the deferred shares, computed in accordance with FASB ASC Topic 718, based upon the probable outcome of the performance conditions.

(4)	The amount included in this column for Mr. MacDonald, Mr. Robinson, Ms. Ameli, Mr. Kagen, and Ms. City is the grant date fair value of the number of deferred shares that were earned based on our performance for 2016. The actual number of shares earned by Mr. MacDonald, Mr. Robinson, Ms. Ameli, Mr. Kagen, and Ms. City were 38,000; 9,500; 2,375; 2,375; and 2,375, respectively, and will vest on December 31, 2017.

(5)	These options vest over a 3 year period beginning on the anniversary of the grant date and have a 10 year term. The amount included in this column represents the grant date fair market value of such options, computed in accordance with FASB ASC Topic 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreements With Named Executive Officers

We entered into a letter agreement with Mr. Chard in connection with his hiring on October 3, 2016. This letter agreement sets forth Mr. Chard’s initial base salary of $650,000 and target bonus of 100% of base salary. The letter agreement also provides Mr. Chard with a sign-on equity award of 16,061 restricted shares that vest in equal annual installments on the first three anniversaries of his date of hire, and up to 210,000 deferred shares, that vest on December 31, 2019 based on the achievement of certain performance goals. These sign-on equity awards are described in further detail above under the heading “CEO Sign-On Awards.” The letter agreement also provides Mr. Chard with up to $175,000 in relocation reimbursement for qualified moving expenses, which must be paid back in full if his employment terminates within one year other than due to a termination by Medifast without cause or his resignation for good reason.

The letter agreement also provides for severance payments and benefits upon certain terminations of employment, which are described in further detail below under the heading “Potential Payments Upon Termination or Change in Control.”

We have entered into severance agreements with Mr. MacDonald and Mr. Robinson, a letter agreement with Mr. Chard, and an offer letter with Ms. Ameli which provide for severance payments and benefits upon certain terminations of employment, which are described in further detail below under the heading “Potential Payments Upon Termination or Change in Control.”

We entered into a separation agreement with Ms. Sheetz in connection with her departure from the Company, which is described in further detail below under the heading “Potential Payments Upon Termination or Change in Control.”

Annual Incentive Bonus

Our annual incentive bonus has a cash component and a performance-based deferred share component, with the earned shares vesting one year after the end of the performance period. For 2016, our named executive officers received approximately 95% of their target cash bonus amounts based on our performance in 2016 (113% for Ms. Ameli), which is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Chard’s annual incentive cash bonus was pro-rated based on the number of days during 2016 that he was employed by Medifast. Approximately 95% of the performance-based deferred shares were deemed to be earned based on our performance, and the value of such deferred shares are included in the “Stock Awards” column of the Summary Compensation Table. These deferred shares will not be fully vested until December 31, 2017, provided the executive remains employed through that date. A more detailed discussion of our annual incentive bonus, including 2016 performance results, is included above under the heading “Annual Incentive Bonus”.

Outstanding Equity Awards at 2016 Fiscal Year-End Table

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that have not Vested
Name	Exercisable	Un-exercisable	($)	Date	(#)		($)(1)
Daniel R. Chard					16,061	(2)	668,619
Chief Executive Officers					210,000	(7)	2,914,100	(8)

Michael C. MacDonald					100,001	(3)	4,163,042
Chairman of the Board and					38,000	(5)	1,581,940
former Chief Executive Officer

Timothy G. Robinson					4,001	(4)	166,562
Chief Financial Officers					9,500	(5)	395,485

Mehrnaz Mona Ameli	666	1334	31.55	2/17/2025
President of Take	-	2,000	29.23	3/25/2026
Shape for Life					2,000	(6)	83,260
					2,375	(5)	98,871

Brian N. Kagen	2,000	-	24.26	2/19/2023
Executive Vice President	1,333	667	26.52	2/5/2024
Chief Marketing Officer	666	1,334	31.55	2/17/2025
	-	2,000	29.23	3/25/2026
					2,375	(5)	98,871

Jeanne M. City	2,000	-	24.26	2/19/2023
Executive Vice President	1,333	667	26.52	2/5/2024
Human Resources	666	1,334	31.55	2/17/2025
	-	2,000	29.23	3/25/2026
					2,375	(5)	98,871

Margaret E. Sheetz	-	-			-		-
Former Chief Operating
Officer, President

(1)	The market value of shares of stock that have not vested is based on the closing price of our common stock on December 31, 2016, or $41.63 per share.

(2)	The restricted shares will vest according to the following schedule: 5,353 shares on October 3, 2017; 5,354 shares on October 3, 2018; and 5,354 shares on October 3, 2019.

(3)	The restricted shares are a re-grant of two awards granted in 2013 which contained different vesting schedules. The vesting schedules of the original awards were kept intact resulting in the following vesting schedule: 20,000 shares on January 2, 2017; 20,000 shares on February 19, 2017; 20,000 shares on January 2, 2018; 20,000 shares on February 19, 2018; 13,334 shares on February 19, 2019; and 6,667 shares on February 19, 2020.

(4)	The restricted shares will vest according to the following schedule: 2,667 shares on February 19, 2017, and 1,334 shares on February 19, 2018.

(5)	The restricted shares will vest on December 31, 2017.

(6)	The restricted shares will vest on November 17, 2017.

(7)	The number of shares represents the maximum potential payout of the deferred share award. For additional details, see the “CEO Sign-On Awards” section above.

(8)	The market value of these deferred shares is based on the threshold performance level of 70,000 deferred shares, at the closing price of our common stock on December 31, 2016, or $41.63 per share.

2016 Option Exercises and Stock Vested Table

The following table sets forth information regarding stock vesting for the Named Executive Officers during 2016, and the resulting value realized.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)(1)
Daniel R. Chard	-	-
Chief Executive Officer

Michael C. MacDonald	20,000	607,600
Chairman of the Board and	20,000	590,400
former Chief Executive Officer	22,500	936,675

Timothy G. Robinson	4,000	118,080
Chief Financial Officer	5,625	234,169

Mehrnaz Mona Ameli	1,500	60,960
President, Take Shape for Life	1,431	59,573

Brian N. Kagen	1,431	59,573
Executive Vice President
Chief Marketing Officer

Jeanne M. City	1,431	59,573
Executive Vice President
Human Resources

Margaret E. Sheetz	10,000	295,200
Former Chief Operating Officer,	3,333	100,090
President

(1)	Represents the number of shares vested multiplied by the fair market value of the common stock on the vesting date.

Potential Payments upon Termination or Change in Control

Mr. MacDonald and Mr. Robinson

On June 19, 2013, the Company executed certain severance agreements with the Company’s Chairman and former CEO and the Company’s CFO.

Under the terms of these agreements, in the event of a termination of employment by the Company without “Cause”, or by any of these executives with “Good Reason,” the officer would be eligible to receive the following as severance (in addition to receiving all accrued but unpaid salary and accrued vacation as of the termination date):

i.	the executive’s then-current annual salary, which will be paid in accordance with the Company’s regular payroll practices, for a period of one (1) year following the date of termination;

ii.	the annual bonus, including any cash or stock that the executive would have been entitled to had he or she been employed for the entire calendar year (provided that the related performance metrics are satisfied), at the target level, which will be paid when such consideration is normally paid to executives in accordance with the Company’s regular practices; and

iii.	continued coverage under the Company’s health, disability, and other insurance benefits for a period of one (1) year following the termination date.

In addition, under the terms of these agreements, and notwithstanding anything to the contrary in the Company’s 2012 Plan or in any other agreement between the executive and the Company, upon the occurrence of a “Change of Control” as defined in the 2012 Plan, any and all awards previously granted under the plan will become immediately and fully vested and, to the extent applicable, exercisable as of the date immediately prior to such Change of Control.

For purposes of these agreements, the Company will have “Cause” to terminate the executive’s employment in the event that the executive violates any material provision of the Company’s Code of Conduct and Business Ethics.

For purposes of these agreements, these executives will be deemed to have “Good Reason” to terminate his employment if any of the following occur:

•	A material diminution in title, status, authority, duties or responsibilities, including the imposition of any requirement that the executive report to a person other than the CEO;
•	Any material reduction in compensation from the executive’s current total compensation, including current base salary and bonuses;
•	The Company’s breach of any of its obligations under the agreement, provided, however, if cure is possible, the failure by the Company to cure the circumstance or breach within 30 days after receiving notice from the executive;
•	The relocation of the executive’s work location by more than 50 miles from the current location in Baltimore, Maryland; and
•	The failure by any successor of the Company to assume in writing the Company’s obligations under this agreement.

The payments and benefits to be provided under these agreements are subject to certain confidentiality, non-solicitation, and non-disparagement provisions.

Mr. Chard

We entered into a letter agreement with Mr. Chard on October 3, 2016 that provides Mr. Chard with certain payment and benefits upon his termination of employment. Under the agreement, if Mr. Chard’s employment is terminated by the Company without Cause, by Mr. Chard for Good Reason, or for certain reasons within the six (6) months following a Change in Control, subject to his execution of a release of claims in favor of the Company, he will be eligible to receive the following as severance:

i.	Mr. Chard’s then-current annual salary plus an amount equal to Mr. Chard’s target bonus, which will be paid in a lump sum on the sixtieth (60th) day following termination;

ii.	All outstanding equity awards will accelerate and vest (with the exception of the performance-based deferred shares granted in connection with Mr. Chard’s hiring); and

iii.	Company-provided medical and dental benefits for a period of one (1) year following the termination date.

The performance-based deferred shares granted to Mr. Chard in connection with his hiring will accelerate and vest only upon Mr. Chard’s termination due to a Change in Control that occurs prior to December 31, 2019 (or, if applicable, the date that the deferred shares are earned during the additional six (6) month period described above under “CEO Sign-On Grant”), at which time the total shareholder return for such deferred shares will be calculated to the date of Mr. Chard’s termination and will be reduced by the time period that he was not employed and calculated on a pro rata basis.

In the event Mr. Chard’s employment is terminated within 12 months following his date of hire for any reason other than by the Company without Cause or by Mr. Chard for Good Reason, Mr. Chard will be required to repay any relocation reimbursements that he received under the agreement.

For purposes of this agreement, the Company will have “Cause” to terminate Mr. Chard’s employment if any of the following occur:

•	Gross negligence or willful and continued failure by Mr. Chard to substantially perform his material duties and responsibilities;
•	Mr. Chard’s indictment or conviction for, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude;
•	Any acts constituting fraud, embezzlement or misappropriation of any amounts of money or other assets or property of the Company;
•	Mr. Chard’s material breach of the Agreement; or
•	Any chemical dependency by Mr. Chard that has a material adverse effect on the operations or financial condition of the Company.

For purposes of this agreement, Mr. Chard will be deemed to have “Good Reason” to terminate his employment if any of the following occur:

•	The Company fails to elect, reelect, or otherwise maintain Mr. Chard in the office of Chief Executive Officer;

•	Mr. Chard is assigned material duties inconsistent with the position of Chief Executive Officer or Mr. Chard suffers a material reduction in any of the duties, authorities, and/or responsibilities attached to the office of Chief Executive Officer;
•	There is a material reduction in Mr. Chard’s base salary or a material change to his target bonus or the performance-based deferred shares or other benefits that results in a material reduction in his compensation;
•	The Company requires Mr. Chard to relocate to a location which is more than 50 miles from the location he was previously providing services;
•	The Company pursues a line of business that violates, or could violate, a non-compete or non-solicitation provision of an employment agreement with Mr. Chard’s former employers: No Skin Enterprises, Inc. or Blyth, Inc; or
•	The Company breaches an agreement with Mr. Chard.

For purposes of this agreement, a “Change in Control” will be deemed to occur if there is a material change in Mr. Chard’s title and/or job duties and one of the following occurs:

•	A merger, consolidation or other business combination or reorganization occurs in which the members of the Board immediately before the transaction do not constitute a majority of the members of the Board of the surviving company, or the stockholders of the Company immediately before such transaction do not hold 51% or more of the voting power of securities of the surviving company;
•	There is a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity;
•	A plan of liquidation or dissolution, other than pursuant to bankruptcy or insolvency, is adopted;
•	During a period of two consecutive years, individuals who at the beginning of such period constitute the Board cease to constitute a majority of such Board (unless the election or nomination of each new director was approved by a vote of at least 51% of the directors who were directors at the beginning of such period); or
•	There is a merger, consolidation or other business combination or reorganization to which the Company is a party which causes a material change to Mr. Chard’s job duties, responsibilities, title and reporting responsibilities.

The payments and benefits to be provided under the agreement are subject to certain confidentiality, non-solicitation, and non-disparagement provisions.

Ms. Ameli

On November 11, 2014, the Company entered into an offer letter with the Company’s President of Take Shape for Life. Under the terms of the offer letter, in the event of a termination of employment by the Company without “Cause”, or by Ms. Ameli with “Good Reason,” she would be eligible to receive severance equal to 12 months of her base salary.

For purposes of the offer letter, the Company will have “Cause” to terminate Ms. Ameli’s employment if any of the following occur:

•	Commission of a criminal act by Ms. Ameli or gross negligence, gross malfeasance or gross misconduct by Ms. Ameli in the performance of her job;
•	Actions by Ms. Ameli which cause the Company reputation or image to materially suffer;
•	A breach by Ms. Ameli of her confidentiality agreement; or
•	Other events or matters relating to Ms. Ameli’s job performance or conduct that would ordinarily cause an employer to seriously consider the termination of her employment.

For purposes of the offer letter, Ms. Ameli will be deemed to have “Good Reason” to terminate her employment if there is a decrease in her salary without cause or any material change in her job responsibilities without cause.

Mr. Kagen, and Ms. City

We do not have employment agreements or severance arrangements with Ms. Ameli, Mr. Kagen, or Ms. City. Upon a termination of employment, they would not be entitled to any cash severance from the Company or the acceleration of any equity awards.

Ms. Sheetz

On April 8, 2016, Ms. Sheetz resigned from her positions with the Company to pursue personal interests. In connection with Ms. Sheetz’ separation from the Company, Jason Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company, entered into a separation agreement with Ms. Sheetz, which included a general release of claims in favor of the Company and one-year non-competition, non-solicitation and no-hire covenants. Ms. Sheetz was provided one year’s salary of $444,308, payable in bi-weekly installments, and accelerated vesting of 3,333 restricted shares that would have vested on February 19, 2017.

Potential Payments Upon Termination or Change in Control Table

The table below details the payments and benefits that would be provided to each of our named executive officers if he or she was terminated by the Company without Cause or terminated employment for Good Reason, or if a Change in Control occurred, in each case on December 31, 2016.

Name	Severance	Annual Cash Bonus (1)	Health, Disability and Insurance Benefits	Restricted Shares (2) (unvested)	Performance- Based Shares (2) (unvested)	Stock Options (2) (unvested)
Daniel R. Chard
Termination Without Cause or for Good Reason	$650,000	$162,500	$15,293	$668,619	-	-
Termination Without Cause or for Good Reason Following a Change in Control	$650,000	$162,500	$15,293	$668,619	-	-
Change in Control (single trigger))	-	-	-	-	-	-

Michael C. MacDonald
Termination Without Cause or for Good Reason	$669,462	$669,462	$16,544	$4,163,042	$1,581,940	-
Change in Control (single trigger)(3)	-	-	-	$4,163,042	$1,581,940	-

Timothy G. Robinson
Termination Without Cause or for Good Reason	$342,231	$205,339	$15,293	$166,562	$395,485	-
Change in Control (single trigger)(3)	-	-	-	$166,562	$395,485	-

Mehrnaz Mona Ameli
Termination Without Cause or for Good Reason	$330,000	-	-	-	-	-
Termination Without Cause Following a Change in Control (3)	$330,000	-	-	$83,260	$98,871	$38,247
Change in Control (single trigger)	-	-	-	-	-	-

Brian N. Kagen
Termination Without Cause or for Good Reason	-	-	-	-	-	-
Termination Without Cause Following a Change in Control (3)	-	-	-	-	$98,871	$48,325
Change in Control (single trigger)	-	-	-	-	-	-

Jeanne M. City
Termination Without Cause or for Good Reason	-	-	-	-	-	-
Termination Without Cause Following a Change in Control (3)	-	-	-	-	$98,871	$48,325
Change in Control (single trigger)	-	-	-	-	-	-

(1)	The annual cash bonus reflects the target cash bonus that the executive would have been entitled to receive under our 2016 Annual Incentive Bonus program, without pro-ration since the assumed date of termination is also the last day of the fiscal year. Mr. Chard’s target bonus was pro-rated for the portion of the year that he was with the Company.

(2)	The value of the restricted shares, performance-based shares, and stock options that would be accelerated upon a termination of employment is based on the value of our common stock on December 30, 2016, which was $41.63 The restricted shares column represents the grants outlined in the Outstanding Equity Awards table above, except the unvested performance-based deferred shares that were granted in 2016 and earned based on 2016 performance that are reflected in the Performance-Based Shares column. For Mr. Chard, the number of performance-based deferred shares that would accelerate upon a termination following a Change in Control that occurred on December 31, 2016 is based on the total shareholder return for the period from October 3, 2016 and December 31, 2016.

(3)	The single trigger for equity awards included in the severance agreements with Mr. MacDonald and Mr. Robinson are a legacy practice, and new severance agreements do not include this single trigger for equity awards. The 2012 Plan provides that, for awards granted on or after June 17, 2014, awards will only accelerate and vest if they are not assumed by a successor or substituted with successor awards, or if the grantee is terminated without cause (as defined in the 2012 Plan) within 24 months following the change in control.

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN

At the Meeting, you will be asked to approve an amendment to the 2012 Plan, which has been amended, subject to stockholder approval, to increase the number of shares available for awards under the 2012 Plan by 1,000,000. The Board of Directors approved the 2012 Plan on July 20, 2012, and it was approved by stockholders on September 14, 2012. The Board of Directors amended and restated the 2012 Plan on June 17, 2014. The 2012 Plan is being submitted for your approval in accordance with NYSE listing standards, to approve the increase in the number of shares available for awards, to qualify certain awards as performance-based awards under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to obtain favorable federal income tax treatment for incentive stock options under section 422 of the Code. The 2012 Plan, including the proposed amendment, is attached as Appendix A to this Proxy Statement.

Summary of Proposal

As March 7, 2017, 2017, there were 96,023 shares available for grant under the 2012 Plan. The Board determined that the number of shares remaining available under the 2012 Plan is not adequate for our current equity compensation needs and amended and restated the 2012 Plan, subject to stockholder approval, to increase the number of shares covered by, and reserved for issuance under, the 2012 Plan by 1,000,000 shares. The Board believes the proposed amendment to the 2012 Plan will allow Medifast to continue utilizing a broad array of equity incentives in order to secure and retain the services of employees of Medifast and to continue providing long term incentives that align the interests of employees with the interests of our stockholders. No other changes have been made to the 2012 Plan.

Key Considerations in the Determination of the Number of Shares to Request

The Compensation Committee determined that 1,000,000 additional shares would provide us the ability to continue compensating our executive officers and other key employees. In determining the number of shares to be requested for the 2012 Plan, the Compensation Committee considered the following principal factors:

•	Number of Shares Available for Grant under 2012 Plan: As of March 7, 2017, 96,023 shares remained reserved and available for issuance under the 2012 Plan.

•	Number of Awards Outstanding: As of March 7, 2017, the following awards were outstanding under the 2012 Plan and inducement awards granted during 2017: 166,901 options with a weighted average exercise price of $31.93 and a weighted average remaining term of 8.45 years, and full value awards with respect to 562,433 shares (which includes the 210,000 performance-based deferred shares granted to our CEO upon his hiring).

•	Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2014, 2015, and 2016, Medifast’s burn rate was approximately 1.0%, 1.0%, and 3.0%, respectively, resulting in a three year average burn rate of 1.6%.

•	Overhang: As of March 7, 2017, 729,334 shares were subject to outstanding awards (166,901 options and 562,433 restricted shares and deferred shares), resulting in an overhang of approximately 6.5%. If an additional 1,000,000 shares are reserved for issuance under the 2012 Plan, the overhang would be approximately 13.3%

Key Features Designed to Protect Stockholders’ Interests

The 2012 Plan’s design reflects our commitment to strong corporate governance and our desire to preserve stockholder value as demonstrated by the following 2012 Plan features:

•	No Evergreen Feature. The 2012 Plan does not contain an “evergreen” provision that automatically increases the number of shares authorized for issuance under the 2012 Plan.

•	Double-Trigger Awards. Awards granted on or after June 17, 2014 will not automatically vest upon a change in control unless they are not assumed or substituted by a successor.

•	Repricing Prohibited. Stockholder approval is required for any cancellation of any option or share appreciation right in exchange for cash or the grant of a new award, or any reduction in the exercise price of options or share appreciation rights.

•	No Discount Awards. Stock options and share appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted.

•	Per-Participant Limits on Awards. The 2012 Plan limits the size of awards that may be granted during any one year to any one participant.

•	Performance-Based Awards. The 2012 Plan permits the grant of performance-based stock awards that are payable only upon the attainment of specified performance goals. The 2012 Plan includes the provisions necessary to enable us to grant qualified performance-based awards which are intended to be exempt from the $1,000,000 limit on deductions for compensation paid to covered employees.

•	No Dividends on Performance-Based Awards Unless and Until Performance Goals Are Met. The 2012 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until applicable performance goals are met.

•	No Liberal Definition of Change in Control. The 2012 Plan’s definition of “change in control” provides that any award benefits triggered by the transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.

•	No Transfers for Value. Participants are not permitted to transfer awards for value under the 2012 Plan.

•	Awards Subject to Recoupment Policy. Awards granted under the 2012 Plan generally will be subject to any recoupment or clawback policy adopted by our Board.

Summary of the 2012 Plan

The following is a brief description of the material features of the 2012 Plan. This description is qualified in its entirety by reference to the full text of the 2012 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

With the 2012 Plan, we seek to attract, retain and reward participants for the long-term growth and profitability of the Company, and to align their interests with the interests of our stockholders through the granting of equity and non-equity incentive awards. The 2012 Plan is designed to enable the participants to acquire or increase their ownership of Company common stock and to compensate such individuals for the creation of stockholder value. The 2012 Plan provides long-term compensation to employees and directors that is consistent with the philosophy adopted by the Compensation Committee as set out in the Compensation Discussion and Analysis in this Proxy Statement. The Board of Directors views the 2012 Plan as a means of further aligning the goals of the participants with those of the Company’s stockholders.

General

Common Stock Subject to the 2012 Plan. The Company originally reserved 1,000,000 shares of common stock for issuance under the 2012 Plan, which is being increased by an additional 1,000,000 shares of common stock pursuant to this amendment, subject to stockholder approval. During any calendar year, no individual may be granted options, including incentive stock options, and share appreciation rights covering, in each case, more than 75,000 shares of common stock, or restricted shares, deferred shares and shares of common stock covering, in each case, more than 150,000 shares of common stock. Each of these limits is subject to adjustment for certain changes in the Company’s capitalization, such as stock splits, extraordinary dividends, combinations or similar events. If an award terminates, is forfeited or is settled for cash rather than common stock, the shares of common stock issued under that award will again become available for grant under the 2012 Plan.

Administration. The 2012 Plan is administered by the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the 2012 Plan. The 2012 Plan administrator, whether the Compensation Committee or other committee (the “Committee”), has the authority in accordance with the terms of the 2012 Plan to adopt, amend, suspend, waive and rescind the rules and regulations relating to the 2012 Plan, select the individuals to whom awards may be granted, grant the awards, determine the amount and types of awards granted, establish the form, terms, and conditions of any agreement by which any award is made and determine whether any award will be settled in cash rather than shares of common stock. The Committee will consist solely of two or more individuals each of whom will be a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of section 162(m) of the Code.

Eligible Participants. Under the terms of the 2012 Plan, all awards, except for incentive stock options, may be granted to executive officers, directors, key employees and key independent contractors. Incentive stock options may be granted only to executive officers and other key employees of the Company and its “subsidiary corporations” within the meaning of Section 424(f) of the Code.

Stock Options

The Committee may grant non-qualified stock options to executive officers, directors, key employees and key independent contractors and incentive stock options to executive officers and other key employees. The Committee determines the terms of the options, the exercise price and when the option becomes exercisable. The option term may not exceed ten years and the exercise price may not be less than the fair market value at the time of grant. Upon exercise, the participant may pay for the shares of common stock with cash, other shares of common stock or other methods approved by the Committee.

Share Appreciation Rights

The Committee may grant share appreciation rights (“SARs”) to executive officers, directors, key employees and key independent contractors. A SAR entitles the participant to receive an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the fair market value on the date of grant. The Committee determines when the SAR becomes exercisable, the method of exercise and the form of settlement of the SARs.

Restricted Shares

The Committee may grant restricted shares to executive officers, directors, key employees and key independent contractors. The Committee determines the length of the restriction period and the conditions that must be met for the restriction to lapse. Subject to the terms and conditions of the award agreement, a participant holding restricted shares will have the right to receive dividends on the shares during the restriction period (which may be paid at the dividend payment date or deferred until the restrictions on the underlying restricted shares lapse, at the discretion of the Committee), to vote the restricted shares and enjoy all other stockholder rights with respect to such shares; provided that with respect to restricted shares that vest based on the achievement of performance goals or other performance criteria, dividends shall be payable at the time and to the extent that the restrictions and risk of forfeiture on the restricted shares lapse.

For performance restricted shares, the restrictions lapse only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goal in the case of death or disability. The Committee may select one or more business criteria for each performance restricted share award from the following list: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criteria may be applied to the individual, a division, a component of the Company’s business, the Company and/or one or more subsidiaries of the Company.

Deferred Shares

The Committee may grant deferred shares to executive officers, directors, key employees and key independent contractors. Each deferred share represents the right to receive a share of common stock, or cash equal to the fair market value of a share of common stock, when the deferred share vests. The Committee determines the conditions that must be met for deferred shares to vest. The Committee may provide that dividend equivalents will be credited to deferred shares, which will be subject to restrictions and a risk of forfeiture to the same extent as the underlying deferred shares and distributed when such deferred shares are distributed.

Deferred shares subject to performance goals vest only to the extent performance goals established by the Committee are met, unless a change of control (as defined in the 2012 Plan) occurs or the Committee waives the performance goals in the case of death or disability. The Committee may select performance goals from the list described above.

Bonus Shares and Other Stock-Based Awards

The Committee may grant shares of common stock as a bonus and/or other stock-based awards.

Miscellaneous

Term. The 2012 Plan has a term of ten years.

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution.

Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of share appreciation rights is measured.

Change in Control. With respect to awards granted prior to June 17, 2014 or awards granted on or after June 17, 2014, to the extent such awards are not assumed by or replaced with substitute awards by a successor, if there is a change in control of the Company (as defined in the 2012 Plan), (i) stock options and SARs will become fully exercisable and vested, (ii) restrictions, deferral of settlement, and forfeiture conditions on restricted shares and deferred shares will lapse, and (iii) any performance conditions on an award will be deemed to be fully achieved.

With respect to awards granted on or after June 17, 2014, if the awards are assumed by or replaced with substitute awards by a successor and a participant is terminated without cause (as defined in the 2012 Plan) within 24 months following the change in control (and other than due to the participant’s death or disability), (i) stock options and SARs held by such participant will become fully exercisable and vested, (ii) restrictions, deferral of settlement, and forfeiture conditions on restricted shares and deferred shares held by such participant will lapse, and (iii) any performance conditions on awards held by such participant will be deemed to be fully achieved.

Amendment/Termination. The Committee may amend outstanding awards, provided that no such action may materially impair the rights of a participant under an award without the consent of the participant. The Board of Directors may amend or suspend the 2012 Plan, provided that stockholder approval is required for (1) any material amendment to the 2012 Plan (as defined under applicable NYSE Listing Standards) if such stockholder approval is required by law or NYSE regulations, and (2) an amendment to “reprice” an outstanding option or share appreciation right. The Board of Directors may terminate the 2012 Plan at any time and for any reason.

Clawback. A participant’s right to receive an award, to retain amounts payable under the award, and to retain any profit or gain associated with a non-cash award are all subject to any recoupment or “clawback” policy adopted by the Company.

New Plan Benefits Table

Awards that may be granted to eligible persons under the 2012 Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the benefits or amounts that will be received or allocated to our current named executive officers, executive officers as a group, directors who are not executive officers as a group, and employees, including all current officers who are not executive officers, as a group. Consequently, no new plan benefits table is included in this Proxy Statement. No awards have been granted contingent upon stockholder approval of the 2012 Plan.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of certain awards, which are authorized for grant under the 2012 Plan, based upon the provisions of the Code as of the date of this Proxy Statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the 2012 Plan should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the 2012 Plan.

Incentive Stock Options.    An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who do not dispose of their shares within two years of the date that the option was granted and within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options.    Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Restricted Shares and Deferred Shares.    The fair market value of any shares and any cash received by a participant in connection with restricted shares or deferred shares are generally includible in the participant’s ordinary income. In the case of restricted shares, this amount is includible in the participant’s income when shares vest, unless the participant has filed an election with the IRS to include the fair market value of the shares in income as of the date the award was granted. In the case of deferred shares, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested restricted shares or deferred shares are also ordinary income for participants.

Deductibility of Compensation.    The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to Medifast’s chief executive officer and any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the 2012 Plan in the form of stock options and SARs, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. We may also choose to grant performance awards under the 2012 Plan that satisfy the requirements for deductibility of compensation. We reserve the right, however, to grant awards under the 2012 Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee has appointed RSM US LLP, as the Company’s independent registered public accounting firm for Fiscal Year 2017. The appointment was made by the Audit Committee of the Board. The appointment of RSM as the Company’s independent registered public accounting firm is subject to ratification by the Company’s stockholders at the Annual Meeting. Representatives of RSM will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the stockholders ratify the appointment of RSM as the Company’s independent registered public accounting firm for Fiscal Year 2017 by adopting the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of RSM as independent auditors of this Company for the fiscal year ended December 31, 2017, is hereby APPROVED, RATIFIED, AND CONFIRMED.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in oversight of (i) risks related to the integrity of the Company’s financial statements; (ii) the performance of the independent auditor; (iii) the independent auditor’s qualification and independence; and such other matters as are described in the Committee’s Charter. In addition to discussions with the CEO, Chief Financial Officer (“CFO”) and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Business Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, RSM. The Audit Committee discussed with RSM the overall scope and plans for the integrated audit of the Company’s financial statements, and met with RSM with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls, and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor RSM are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. RSM’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with Management and RSM. In addition, the Audit Committee has discussed with RSM the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”).

RSM has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with RSM that firm’s independence from the Company. The Audit Committee has concluded that RSM’s provision of audit services to the Company is compatible with RSM’s independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to RSM for audit and non-audit services. For further information regarding these fees, please see the fees chart located in Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence .

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2016, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee,

Charles P. Connolly, Chairman
Jeffrey J. Brown
Kevin G. Byrnes

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES, SERVICES, AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by the Company’s principal accounting firm, RSM.

	2016	2015
Audit Fees	$325,000	$307,000
Audit Related Fees	-	-
Tax Fees	152,000	228,000
All Other Fees	12,000	5,000
Total Fees	$489,000	$540,000

Audit Fees: The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404, consents, and other services related to SEC matters.

Tax Fees: The amounts noted above for Tax Fees include tax compliance and advisory services.

All Other Fees: The amounts noted above for All Other Fees include fees incurred for the review of the Company’s annual Franchise Disclosure Document and other services not reported above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accountant

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountant. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accountant.

Under the policy, pre-approval is generally provided for work associated with the following:

•	registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•	due diligence work for potential acquisitions or dispositions;

•	attest services not required by statute or regulation;

•	adoption of new accounting pronouncements or auditing and disclosure requirements, and accounting or regulatory consultations;

•	internal control reviews and assistance with internal control reporting requirements;

•	review of information systems security and controls;

•	tax compliance, tax planning, and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and

•	assistance and consultation on questions raised by regulatory agencies.

For each proposed service, the independent registered public accountant is required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent registered public accountant’s independence.

The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for Exchange Act audits.

The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by RSM during fiscal year 2016 in accordance with this policy.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14 of the Exchange Act, and as a matter of good governance, Medifast is asking its stockholders to cast a non-binding, advisory vote to approve the fiscal year 2016 compensation of our named executive officers as disclosed in this Proxy Statement (our “NEOs”). This Proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

Our executive compensation program is designed to attract, motivate and retain high key employees who are critical to our success and align their interests with those of our stockholders. Through our executive compensation program, executive officers, including our NEOs, are motivated to achieve specific financial and strategic objectives that are expected to increase stockholder value. We describe this program, including how it links executive compensation to our performance, in the Compensation Discussion and Analysis portion of this Proxy Statement. Please read the “Compensation Discussion and Analysis” and the accompanying tables and narrative discussion for additional details about our executive compensation program, including information about the fiscal year 2016 compensation of our NEOs. Biographical information regarding our executive officers is contained in the section titled “Executive Officers” in this Proxy Statement.

Advisory Vote and Board Recommendation; Vote Required

We request stockholder approval of the fiscal year 2016 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion that accompanies the compensation tables within the Executive Compensation section of this Proxy Statement). We encourage you to review the Compensation Discussion and Analysis and accompanying compensation tables and narrative discussion elsewhere in this Proxy Statement for a description and analysis of our principal executive compensation actions and decisions for fiscal year 2016.

This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, practices and disclosures described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Medifast, Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the accompanying compensation tables and narrative discussion within the Executive Compensation section of the Proxy Statement.”

As an advisory vote, the outcome of the vote on this Proposal is not binding upon us or our Board. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will carefully consider the outcome of this vote when making future compensation decisions for our executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act provides that at least every six years stockholders must be given the opportunity to vote, on a nonbinding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting on this proposal stockholders may indicate whether they would prefer that we can conduct future advisory votes on executive compensation once every one (annually), two or three years. Stockholders may, if they wish, abstain from voting.

Advisory Vote and Board Recommendation

Our Board believes that say-on-pay votes should be conducted every year so that our stockholders may provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in our proxy statement each year. Our Board’s determination was based upon the premise that NEO compensation is evaluated, adjusted and approved on an annual basis by our Compensation Committee. Our Compensation Committee, which administers our executive compensation programs, values the opinions expressed by our stockholders in these votes. At our 2011 Annual Meeting of Stockholders, our stockholders cast the highest number of votes for an advisory vote once every three years. We recognize that our stockholders may now have a different view as to the best approach and we look forward to hearing from them as to their preference on the frequency of an advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years or three years that receives the affirmative vote of the greatest number of the votes cast in person or by proxy at this meeting will be determined to be the preferred frequency of the stockholders with which Medifast, Inc. is to hold a stockholder vote to approve, on an advisory basis, the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the affirmative vote of the greatest number of the votes cast in person or by proxy at this meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. However, because this vote is advisory and not binding on the Board or the Compensation Committee in any way, the Board may decide that it is in the best interests of our stockholders and Medifast to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Our next advisory vote on the frequency of the advisory vote on executive compensation will occur at our 2023 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AN ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS ONCE EVERY YEAR

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATIONS PLANS – DECEMBER 31, 2016

Plan category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by security holders	188,776	(1)	$28.22	(2)	325,162

Equity compensation plans not approved by security holders	210,000	(3)	-		-

1.	Consists of 129,401 shares of our common stock issuable upon the exercise of outstanding stock options and 59,375 shares of our common stock subject to outstanding performance-based deferred share awards under our 2012 Plan.

2.	Excludes 59,375 shares of our common stock subject to outstanding stock awards which do not have an exercise price.

3.	Represents the inducement grant of performance-based deferred shares awarded to Daniel R. Chard. See “CD&A – CEO Sign-on Awards.”

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 23, 2017, the Record Date, information with respect to the beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our common stock. The number of shares beneficially owned by each person named in the table below includes any shares for which the person has sole or shared voting power or investment power, and also includes any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 22, 2017 (60 days after March 23, 2017), through the exercise of any stock option, warrant, or other right.

Name of Beneficial Owner	Title	Shares Beneficially Owned	Percent of Outstanding Common Stock (%)(1)

BlackRock, Inc. (2) 40 East 52 nd Street New York, NY 10022		1,334,692	11.2%

Renaissance Funds (3) 800 Third Avenue New York, NY 10022		951,500	8.0%

Engaged Capital (4) 610 Newport Center Drive, Suite 250 Newport Beach, CA 92660		789,549	6.6%

The Vanguard Group (5) 100 Vanguard Blvd. Malvern, PA 19355		620,532	5.2%

Dimensional Fund Advisors LP (6) Building One 6300 Bee Cave Road Austin, Texas 78746		610,364	5.1%

1.	Based on 11,920,783 shares outstanding at March 23, 2017. In calculating the percentage of ownership, all shares of our common stock, of which the identified person or group has the right to acquire beneficial ownership on or before May 22, 2017, are deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person or group.

2.	Based solely on information included in a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 12, 2017. In such filing BlackRock indicates that it has sole voting power with respect to 1,286,498 shares of our common stock and sole dispositive power with respect to 1,334,692 shares of our common stock.

3.	Based solely on information included in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC (“Renaissance”) and Renaissance Technologies Holdings Corporation (“Renaissance Holdings”) on February 14, 2017. In such filing each of Renaissance and Renaissance Holdings (by virtue of its majority ownership of Renaissance) indicates that it has sole voting power with respect to 951,500 shares of our common stock and sole dispositive power with respect to 951,500 shares of our common stock.

4.	Based solely on information included in a Form 4 filed by Glenn W. Welling on March 14, 2017. According to such filing, Engaged Capital Flagship Master Fund, LP (“Engaged Capital Master”) holds 712,189 shares of our common stock directly. Engaged Capital, LLC (“Engaged Capital”), the general partner and investment adviser of Engaged Capital Master, Engaged Capital Holdings, LLC (“Engaged Holdings”), the managing member of Engaged Capital, and Mr. Welling, the founder and Chief Investment Officer of Engaged Capital and sole member of Engaged Holdings, may be deemed to be beneficial owners of these securities. According to the filing, Engaged Capital holds an additional 77,360 shares of our common stock. Engaged Holdings and Mr. Welling, by virtue of their relationship to Engaged Capital, may also be deemed to be the beneficial owners of these securities.

5.	Based solely on information included in a Schedule 13G filed with the SEC by The Vanguard Group on February 10, 2017. In such filing The Vanguard Group indicates that it has sole voting power with respect to 20,957 shares of our common stock, shared voting power with respect to 5,100 shares of our common stock, sole dispositive power with respect to 594,975 shares of our common stock, and shared dispositive power with respect to 25,557 shares of our common stock.

6.	Based solely on information included in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional Fund”) on February 9, 2017. In such filing, Dimensional Fund indicates that it has sole voting power with respect to 574, 450 shares of our common stock and sole dispositive power with respect to 610,364 shares of our common stock.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth, as of March 23, 2017, the Record Date, information with respect to the beneficial ownership of each of our directors and director nominees, each of the named executive officers set forth in the Summary Compensation Table of this Proxy Statement, and all of our current directors and executive officers as a group. The number of shares beneficially owned by each person named in the table below includes any shares for which the person has sole or shared voting power or investment power, and also includes any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 22, 2017 (60 days after March 23, 2017), through the exercise of any stock option, warrant, or other right. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the following tables.

Except as otherwise indicated, the address for each person below is c/o Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117.

Name of Beneficial Owner	Title	Shares Beneficially Owned	Percent of Outstanding Common Stock (%)(1)

Daniel R. Chard	Chief Executive Officer, Director	16,061	*
Mehrnaz Mona Ameli (2)	President, Take Share For Life	11,488	*
Jeanne M. City (3)	Vice President, Human Resources	14,496	*
Brian N. Kagen	Executive Vice President, Chief Marketing Officer	14,496	*
Timothy G. Robinson	Chief Financial Officer	28,044	*
Margaret E. Sheetz (4)	Former President & Chief Operating Officer	25,091	*
Michael C. MacDonald	Director and Chairman of the Board	368,108	3.1%
Jeffrey J. Brown (5)	Director	19,607	*
Kevin G. Byrnes (6)	Director	15,672	*
Charles P. Connolly (7)	Director	59,401	*
Constance J. Hallquist (5)	Director	9,086	*
Jorgene K. Hartwig (8)	Director	10,641	*
Carl E. Sassano (9)	Director	17,025	*
Scott D. Schlackman (5)	Director	8,714	*
Glenn W. Welling (5)(10)	Director	8,641	*

All current directors, nominees, and executive officers as a group (17 persons) (11):		653,210	5.4%

*	Shares held represent less than 1% of the total number of outstanding shares of our common stock.

1.	Based on 11,920,783 shares outstanding at March 23, 2017. In calculating the percentage of ownership, all shares of our common stock, of which the identified person or group has the right to acquire beneficial ownership on or before May 22, 2017, are deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person or group.

2.	Includes 1,999 shares of our common stock underlying currently exercisable options.

3.	Includes 5,999 shares of our common stock underlying currently exercisable options.

4.	Includes 15,091 shares of our common stock held jointly by Ms. Sheetz and her spouse.

5.	Includes 3,332 shares of our common stock underlying currently exercisable options.

6.	Includes 7,916 shares of our common stock underlying currently exercisable options.

7.	Includes 9,999 shares of our common stock underlying currently exercisable options.

8.	Includes 833 shares of our common stock underlying currently exercisable options.

9.	Includes 5,485 shares of our common stock underlying currently exercisable options.

10.	Mr. Welling, as the founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the shares owned directly by Engaged Capital. Mr. Welling expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

11.	Includes 5,999 shares of our common stock underlying currently exercisable options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers, and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. We have reviewed copies of reports provided to us, as well as other records and information. Based on that review, we concluded that all reports were timely filed in 2016.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations for Director

If any Stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material for the 2017 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the General Counsel, Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117.

Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material, unless the date of our 2018 annual meeting of stockholders is more than 30 days before or after May 18, 2018, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any such notice must set forth the specific information required by Rule 14a-8 of Regulation 14A of the Exchange Act, including without limitation: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of our common stock held of record, owned beneficially, and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the 2018 annual meeting of stockholders to introduce the proposal specified in the notice.

In addition, our Bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2018 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however , that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered by not earlier than the close of business on the 90th day prior to such annual meeting, and not later than the close of business on the later of the 60th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. As described in Section 1.2 of our Bylaws, the notice must contain: (a) a reasonably detailed description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the stockholder giving the notice as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) the class and number of shares of the Company which are owned beneficially and of record by the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made.

Our Bylaws also set forth the procedure for a stockholder’s nomination of directors. As described in Section 1.5 of our Bylaws, nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors by any stockholder who is a stockholder of record at the time such person provides the required notice; provided that the notice meets the requirements set forth below, and that they continue to be a stockholder at the time of the meeting. The written notice required with respect to any nomination (including the completed and signed questionnaire, representation, and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not less than 90 days nor more than 120 days prior to the date of such special meeting or the close of business on the 10th day following the earlier of (i) the date on which notice of such meeting is first given to stockholders and (ii) the date on which a public announcement of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described above. Each such notice shall include: (1) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, if any, on whose behalf the nomination is made, and each person whom the stockholder proposes to nominate for election as a director; (2) the name and address of each stockholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (3) the consent of each nominee to serve as a director of the Company if so elected; and (4) as to each person whom the stockholder proposes to nominate for election as a director (i) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, (ii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, or other transaction has been entered into by or on behalf of such person with respect to stock of the Company, and whether any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person, or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Company, (iii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (iv) a completed and signed questionnaire with respect to the background and qualifications of the person the Stockholder proposes to nominate for election as a director and a written representation and agreement (in a form to be provided by the Secretary of the Company).

The required representation and agreement provides that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

In addition, Section 1.5(e) of our Bylaws provide that the stockholder’s notice must set forth the following information (regardless of whether the notice pertains to the nomination of directors or the proposal of other business): (a) the name of each nominee holder of shares owned beneficially but not of record by such stockholder, and the number of shares of stock held by each such nominee holder; (b) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company, and whether any other agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company; (c) a description of all agreements, arrangements, or understandings between such stockholder, and (i) any other person or persons (including their names) in connection with the proposal of such business by such stockholder or (ii) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, as the case may be, and any material interest of such stockholder in such business or nomination, as the case may be, including any anticipated benefit to the stockholder therefrom; (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders or for election of directors, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The chairperson of the 2017 annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, with respect to two or more stockholders sharing the same address, by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Medifast and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account, or us if holding registered shares.

Any beneficial owner can request (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements if now receiving multiple copies of annual reports or proxy statements, you can make your request in writing to your broker.

Charitable Contributions

Under NYSE 303A.02 (b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which a Company Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for the years 2016, 2015 or 2014. The Company did not make any such charitable contributions in excess of those amounts.

Communications with the Board or Its Committees

Stockholders and other parties interested in communicating directly with the Board, non-management directors as a group or individual directors, including Jeffrey J. Brown as Lead Director of the Board in his capacity as the presiding director of executive sessions of non-management directors, may do so by writing to Medifast, Inc., c/o Corporate Secretary, 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117, indicating to whose attention the communication should be directed. Under a process approved by the Board for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the Audit Committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof, or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board and request copies of any such correspondence.

2016 Annual Report

Any Stockholder who desires an additional copy of 2016 Annual Report (including the financial statements and financial schedules) may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the General Counsel, Medifast, Inc., 3600 Crondall Lane, Suite 100, Owings Mills, Maryland 21117. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s website (https://ir.medifastnow.com ).

By Order of the Board of Directors,

Jason L. Groves, Esq.
Executive Vice President, General Counsel and Corporate Secretary

APPENDIX A

MEDIFAST, INC.

AMENDED AND RESTATED 2012 SHARE INCENTIVE PLAN

1.     Purpose. The purpose of this Amended and Restated 2012 Share Incentive Plan (the “Plan”) of Medifast, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing a means to attract, retain, and reward executive officers and other key individuals of the Company and/or its subsidiaries, to link compensation to measures of the Company’s performance in order to provide additional share-based incentives to such individuals for the creation of shareholder value, and to promote ownership of a greater proprietary interest in the Company, thereby aligning such individuals’ interests more closely with the interests of shareholders of the Company.

2.     Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Shares, Deferred Shares, and Shares granted as a bonus or in lieu of other awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” The definitions of terms relating to a Change in Control of the Company are set forth in Section 8 of the Plan. In addition to such terms and the terms defined in Section 1, the following are defined terms under the Plan:

(a)           “Award Agreement” means any written agreement, contract, notice to a Participant, or other instrument or document evidencing an Award.

(b)           “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(e)           “Committee” means the Compensation Committee of the Board, and/ or such other Board committee as may be designated by the Board to administer the Plan.

(f)           “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Exchange Act by reason of being among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Section 162(m) of the Code and this definition is to be interpreted consistent with this intent. The provisions of the Plan that specifically apply only to Covered Employees shall apply to a Participant if he or she is reasonably expected to be a Covered Employee with respect to the taxable year in which the Performance Period begins, or the taxable year in which the Performance Award is to be paid.

(g)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.

(h)           “Fair Market Value” of a Share means, as of any given date, the closing sales price of a Share on the New York Stock Exchange for such date or, if such day was not a trading day, the closing sales price for the most recent trading day prior to such date.

(i)            “Participant” means a person who, as an executive officer, director, key employee or key independent contractor of the Company or a subsidiary, has been granted an Award under the Plan which remains outstanding.

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(j)            “Performance Goals” means the objective goal or goals applicable to a Participant’s Awards that are deemed by the Committee to be important to the success of the Company or any subsidiaries of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Participant. In creating these measures, the Committee shall use one or more of the following business criteria: (i) earnings before or after interest, taxes, depreciation and amortization, (ii) earnings before or after interest, taxes, depreciation and amortization expressed as a percentage of net sales, (iii) earnings per share, (iv) operating cash flow, (v) return on invested capital, (vi) return on stockholders' equity, (vii) market price per share, measured either in absolute terms or as compared to a peer group, (viii) net sales or net revenue, (ix) return on net sales, (x) profit margin, gross or net, (xi) operating margin, (xii) productivity, (xiii) working capital efficiency, and (xiv) expense control. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more subsidiaries of the Company and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of 90 days after the commencement of the performance period, or the expiration of 25% of the performance period.

(k)           “Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.

(l)            “Share” means a Common Share of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 8; provided, however, that to the extent any class of common shares are readily tradable on an established securities market, such common shares shall be designated as the Shares for purposes of this Plan.

(m)          “Termination of Service” means: (i) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company and all Company subsidiaries, (ii) with respect to an Award granted to an independent contractor, the termination of the service arrangement between the independent contractor and the Company and all Company subsidiaries, and (iii) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company and all Company subsidiaries; provided, however, that if the Participant’s status changes from employee, independent contractor, or non-employee director to any other status eligible to receive Awards under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Company subsidiaries terminates. For purposes of this subsection, if a Participant’s relationship is with a Company subsidiary, and not the Company (i.e., the Participant is an employee, independent contractor, or non-employee director of a Company subsidiary and not the Company), the Participant shall incur a Termination of Service when such entity ceases to be a Company subsidiary, unless the Committee determines otherwise.

3.	Administration.

(a)           Composition of Committee. The Committee shall consist solely of two or more individuals each of whom shall be a “nonemployee director” as defined in Rule l6b-3 and qualifies as an “outside director” (as that term is used for purposes of Section 162(m) of the Code). If the Committee cannot or does not act, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b)           Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Participants to whom Awards may be granted;

(ii)	to determine the type or types of Awards to be granted to each Participant;

(iii)	to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, the exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture before or after grant, exercisability, or settlement of an Award, and waivers, accelerations, or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

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(iv)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vi)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(vii)	to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, with such constructions and interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; provided that, the Committee’s construction and interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such constructions and interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control;

(viii)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(ix)	In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (vii), shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

(c)           Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s bylaws, or applicable law, the Committee shall have discretion to exercise authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and Shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions of the Committee as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

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(d)           Limitation of Liability. Each member of the Committee shall be entitled to in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law or charter, be fully indemnified, held harmless and protected by the Company with respect to any such action, determination, or interpretation.

4.     Shares Available Under Plan; Individual Award Limitations; Adjustments.

(a)           Shares Reserved for Awards. Subject to adjustment as hereinafter provided, the total number of Shares reserved and available for issuance to Participants in connection with Awards (including with respect to ISOs) under the Plan shall be 2,000,000 Shares; provided, however, that the number of Shares with respect to which (i) Awards of Options (including ISOs) and SARs may be granted to any Participant shall in each case not exceed 75,000 during any calendar year and (ii) Awards of Restricted Shares, Deferred Shares and Shares may be granted to any Participant shall in each case not exceed 150,000 during any calendar year. If all or any portion of an Award is forfeited, settled in cash, or terminated without issuance of Shares to the Participant, the Shares to which such Award or portion thereof related shall again be available for future Awards under the Plan. The Committee may adopt procedures for the counting of Shares relating to any Award to ensure appropriate counting and avoid double counting (in the case of tandem or substitute awards). Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant (which treasury Shares or acquired Shares will be deemed to have been “issued” pursuant to such Award).

(b)           Adjustments.

(i)	In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares remaining reserved and available for issuance under Section 4(a), (ii) the number and kind of outstanding Restricted Shares or Restricted Shares relating to any other outstanding Award in connection with which Restricted Shares may be issued, (iii) the number and kind of Shares that may be issued in respect of other outstanding Awards, and/or (iv) the exercise price or grant price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments pursuant to this Section that would prevent an Award to a Covered Employee (that was otherwise intended to qualify for the “performance-based exception” pursuant to Section 162(m) of the Code) from qualifying for such exception.

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(ii)	If the Company shall be consolidated or merged with another corporation or other entity, each Participant who has received Restricted Shares that are then subject to restrictions imposed by Section 6(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Shares in a manner consistent with Section 6(d)(iv), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend referred to in Section 6(d)(iv).

(iii)	The judgment of the Committee with respect to any matter referred to in this sub-section (b) shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

5.     Eligibility. Except as provided in the following sentence, Executive officers, other key employees and other key independent contractors of the Company and its subsidiaries, including any director and any director who is also an executive officer or employee, are eligible to be granted Awards under the Plan. Notwithstanding the preceding sentence, only Executive officers and other key employees of the Company and its “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) are eligible to be granted ISOs under the Plan.

6.     Specific Terms of Awards.

(a)           General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant or upon the occurrence of other events. In addition, the Committee shall require, as the condition of the issuance of Shares in connection with any Award, that consideration be received by the Company which meets the requirements of the Delaware General Corporation Law.

(b)           Options. An Option entitles a Participant to purchase a Share on the exercise thereof. Options include ISOs and NQSOs. An ISO is an Option that is intended to meet the requirements of Section 422 of the Code. An NQSO is an Option that is not an ISO. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than 100% (110% in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in clause (vi) below) of Fair Market Value on the date of grant of the Option.

(ii)	Term. The term of each Option shall be determined by the Committee and shall not exceed ten years (five years in the case of an ISO granted to a more-than-ten-percent shareholder (as provided in clause (vi) below)).

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, cashless exercise and/or a broker-assisted exercise, and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(iv)	Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the Options, unexercised Options shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the Options will be waived in whole or in part in the event of terminations resulting from specified causes.

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(v)	ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which the ISOs are exercisable for the first time by a Participant during any calendar year (counting ISOs under this Plan and under any stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) shall not exceed $100,000. If an Option intended as an ISO is granted to a Participant and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(vi)	More-Than Ten-Percent Shareholder. If, after applying the attribution rules of Section 424(d) of the Code, the Participant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Sections 424(e) and (f) of the Code) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this clause shall not apply to NQSOs.

(c)           Share Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise, over (B) the Fair Market Value of one Share on the date of grant of the SAR.

(ii)	Other Terms. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control (as such term is defined in Section 8(b) or as otherwise defined by the Committee) may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Such Limited SARs may be either freestanding or in tandem with other Awards.

(iii)	Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable term of the SARs, unexercised SARs shall be forfeited and again be available for Award by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to the SARs will be waived in whole or in part in the event of terminations resulting from specified causes.

(d)           Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

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(i)	Grant. The Committee may provide a specified purchase price for the Restricted Shares (whether or not any State law applicable to the Company requires the payment of a purchase price). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (as described below). Restricted Shares include Performance Shares. Performance Shares are Restricted Shares that provide for a lapse of restrictions upon the attainment of certain Performance Goals.

(ii)	Lapse of Restrictions.

(1)	In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 8, Shares shall cease to be Restricted Shares for purposes of the Plan.

(2)	Restricted Shares Other Than Performance Shares. With respect to Restricted Shares that are not Performance Shares, the applicable restrictions shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Shares (other than Performance Shares) will lapse.

(3)	Performance Shares. With respect to Performance Shares, the applicable restrictions shall lapse at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions shall also lapse (A) as provided in Section 8, or (B) if and to the extent determined by the Committee, in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all Performance Shares granted with respect to such performance period except (i) as provided in Section 14, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Shares for which the restrictions would have lapsed had the Participant been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(iii)	Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares (other than with respect to Restricted Shares that are subject to Performance Goals and are granted to Covered Employees) will be waived in whole or in part in the event of terminations resulting from specified causes.

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(iv)	Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(v)	Dividends and Distributions. Dividends paid on Restricted Shares shall be either paid at the dividend payment date in the form the dividends are paid to other shareholders, in cash, or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or subject to the terms of Section 409A of the Code, the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that with respect to Restricted Shares (including Performance Shares) that vest based on the achievement of Performance Goals or other performance criteria, dividends shall be paid at the time and to the extent that the restrictions and risk of forfeiture on the Restricted Shares lapse. Shares distributed in connection with a Share split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property are distributed.

(vi)	Nature of Restricted Shares. Restricted Shares granted under the Plan are not intended to provide for the deferral of compensation subject to Section 409A of the Code.

(e)           Deferred Shares. The Committee is authorized to grant Deferred Shares to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. A Deferred Share shall entitle a Participant to a Share (or its cash equivalent) on the date of vesting. Deferred Shares shall be subject to such vesting conditions as the Committee may impose, if any, which may include vesting at the expiration of the deferral period, at earlier specified times, or upon the achievement of certain Performance Goals, separately or in combination, under such circumstances, in such installments, or otherwise as the Committee may determine.

(ii)	Issuance of Shares. Upon meeting the vesting condition specified for an Award of Deferred Shares, the Company shall issue the Shares to which the Participant is entitled under the Award. In no event shall such issuance occur more than two and one-half months after the close of the calendar year in which the Participant’s rights to such shares vest. In the event the Award of Deferred Shares provides for partial vesting over multiple years, shares that vest during a calendar year shall be issued to the Participant within two and one-half months after the close of the calendar year in which the Shares vest.

(iii)	Vesting.

(1)	Deferred Shares Other Than Deferred Shares That Are Subject to Performance Goals. With respect to Deferred Shares that are not subject to Performance Goals, the Committee shall determine when such Deferred Shares shall vest and any conditions (such as continued employment) that must be met in order for such Deferred Shares to vest at the end of the applicable vesting period. The Committee may at any time accelerate the time at which such Deferred Shares shall vest.

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(2)	Deferred Shares Subject to Performance Goals. Deferred Shares that are subject to Performance Goals shall vest at the end of the applicable performance period if and to the extent the Performance Goals have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which such Deferred Shares vest on account of such achievement. Such Deferred Shares shall also vest (A) as provided in Section 8, or (B) if and to the extent determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee). If the Participant’s Termination of Service occurs for any reason prior to the end of the performance period, the Participant shall forfeit all such Deferred Shares granted with respect to such performance period, except (i) as provided in Section 8, (ii) as determined by the Committee in the case of the Participant’s death or disability (as determined by the Committee), or (iii) the Committee may provide for vesting of a pro-rata portion of such Deferred Shares that would have vested had the Participant been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(iv)	Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Shares), all Deferred Shares that are at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Shares (other than with respect to Deferred Shares that are subject to Performance Goals and that have been granted to a Covered Employee) will be waived in whole or in part in the event of terminations resulting from specified causes.

(v)	Dividend Equivalents. The Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Shares, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Shares. Any dividend equivalents credited with respect to Deferred Shares shall be subject to restrictions and a risk of forfeiture to the same extent as the Deferred Shares and amounts credited shall be distributed in accordance with the provisions of Section 6(e)(ii) above.

(vi)	Compliance with Section 409A. Notwithstanding anything herein to the contrary, all distributions of Deferred Shares shall be made within the applicable “short-term deferral period” within the meaning of Section 409A of the Code.

(f)           Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements; provided, however, that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such Shares or Awards shall be determined by the Committee in a manner conforming to then-applicable requirements of Rule 16b-3. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)           Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Shares having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Shares and the grant of phantom shares.

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7.     Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares granted in substitution for an outstanding Award or award may be adjusted to reflect the in-the-money value of the surrendered Award or award, provided such adjustment does not cause the Award to be treated as deferred compensation subject to Section 409A of the Code.

(b)           Term of Awards. The term of each Award shall be for such period as may be determined by the Committee up to a maximum term of ten years.

(c)           Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards.

(d)           Rule 16b-3 Compliance. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if, at such time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.     Change in Control Provisions.

(a)           In the event of a “Change in Control,” as defined in this Section:

(i)	With respect to Awards granted prior to June 17, 2014, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (B) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved, subject to the restrictions set forth in Sections 7(d) and 10(a).

(ii)	With respect to Awards granted on or after June 17, 2014, unless otherwise provided in the Award Agreement or another contract, in the event of a Change in Control, unless provision is made in connection with the Change in Control for (x) assumption of Awards previously granted or (y) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, the following shall occur:

(1)	the Committee as constituted immediately before the Change in Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, cash payment or other equitable consideration and the acceleration of vesting or exercisability of Awards under the Plan), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Participants as determined at the time of the adjustments, and

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(2)	any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (B) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved, subject to the restrictions set forth in Sections 7(d) and 10(a).

(iii)	Termination Following a Change in Control. With respect to Awards granted on or after June 17, 2014, in the event that the Awards are assumed or substituted with new awards as set forth above, unless otherwise provided in the Award Agreement or another contract or under the terms of a transaction constituting a Change in Control, upon a Participant’s involuntary termination of employment without Cause within twenty-four (24) months following the Change in Control, provided that such termination does not result from the Participant’s termination due to death or for disability, (1) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions set forth in Sections 7(d) and 10(a); and (2) the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested, and any performance conditions imposed with respect to any Award shall be deemed to be fully achieved, subject to the restrictions set forth in Sections 7(d) and 10(a).

(b)           For purposes of the Plan, a “Change in Control” shall have occurred if.

(i)	Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any entity controlling, controlled by or under common control with the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the combined voting power of the Company’s then outstanding voting securities or the then outstanding Shares (in either case, other than as a result of an acquisition of securities directly from the Company);

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 8(b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

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(iii)	a merger, consolidation, recapitalization, or reorganization of the Company is consummated, or a reverse share split of any class of voting securities of the Company, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned of least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each such continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to an award under Section 409A of the Code; provided that, in such case, the event or condition shall continue to constitute a Change in control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

(c)           For purposes of the Plan, “Cause” means a Participant’s gross misconduct, insubordination, violation of the Company’s policies, or commission of a felony.

9.     Certain Corporate Transactions.

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 8) at any time prior to such termination. Further, except as otherwise provided in the Plan, the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 8).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Section 424(h) of the Code, unless the Participant consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Section 409A of the Code.

10.   General Provisions.

(a)           Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

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(b)           Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative; provided, however, that such Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant in connection with the Participant’s estate or tax planning, and such transferees may exercise rights thereunder in accordance with the terms thereof, but only if and to the extent consistent with the registration of the offer and sale of Shares on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan and permitted by the Committee. The Company may rely upon the beneficiary designation last filed in accordance with this Section 10(b). Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered by a Participant and shall not be subject to the claims of a Participant’s creditors.

(c)           Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any income recognition event involving an Award (including, for example, an election under section 83(b) of the Code), and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(d)           No Right to Continued Employment; Leaves of Absence. Neither the Plan, any Award Agreement, or any action taken hereunder shall be construed as giving any Participant the right to be retained in the employ or contract of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any Participant’s employment or contract at any time. Unless otherwise specified in the applicable Award Agreement, an approved leave of absence shall not be considered a Termination of Service for purposes of an Award under the Plan.

(e)           No Rights to Awards; No Shareholder Rights. No Participant or employee or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees or independent contractors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(f)           Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any material amendment or alteration will be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which Company securities may then be listed or quoted, and the Board may otherwise determine to submit other such amendments or alterations to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award; and provided further that no such amendment, discontinuance or termination of the Plan shall accelerate the time for payment of any Deferred Shares or other amounts subject to Section 409A of the Code (except to the extent permitted by Section 409A of the Code).

Except as permitted under Section 4(b), if the Fair Market Value of Shares subject to an Option or SAR has declined since the Award was granted, the Committee shall not, without shareholder approval, (i) cancel any or all such Options or SARs in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Options or reduce the amount over which appreciation of a SAR is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.

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(g)           No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its subsidiaries or any other person or entity, on the other.

(h)           Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 10(h).

(i)           Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(j)           Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(k)           Non-Deferred Compensation Plan. The Plan is intended to constitute an equity or equity-based compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. Notwithstanding the forgoing, if, at any time, any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Section 409A of the Code, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Section 409A of the Code so that such Participant shall avoid liability under Section 409A. Deferred Shares are intended to meet the “short-term deferral exception” under Section 409A of the Code.

(l)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(m)           Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

(n)           Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement will be determined in accordance with the Delaware General Corporation Law and other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(o)           Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Shares) and, in the case of Shares received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.

11.   Effective Date and Plan Termination. The Plan, as amended and restated, will be effective upon approval of the Board, subject to its approval by the shareholders of the Company if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company or, if earlier, until the day before the tenth anniversary of the effective date of the Plan.

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ANNUAL GENERAL MEETING OF STOCKHOLDERS OF

MEDIFAST, INC.

May 18, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/08676/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20933030400000000000 3 051817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, 3 AND 4, AND FOR "1 YEAR" ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect nine (9) members to the Board of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jeffrey J. Brown
- ○ Kevin G. Byrnes
- ○ Daniel R. Chard
- ○ Charles P. Connolly
- ○ Constance J. Hallquist
- ○ Michael C. MacDonald
- ○ Carl E. Sassano
- ○ Scott Schlackman
- ○ Glenn W. Welling

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
5. Approve, on an advisory basis, the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposals 2, 3 and 4, and for "1 YEAR" on Proposal 5.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.